UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.     )
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STONE ENERGY CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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STONE ENERGY CORPORATION
625 E. Kaliste Saloom Road
Lafayette, Louisiana 70508
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
Thursday, May 15, 2008
To the Stockholders of Stone Energy Corporation:
     The 2008 Annual Meeting of Stockholders (the “Annual Meeting”) of Stone Energy Corporation (the “Company”) will be held on Thursday, May 15, 2008 at 10:00 a.m., local time, at the Windsor Court Hotel, 300 Gravier Street, New Orleans, Louisiana, for the following purposes:
(1)	To elect two individuals to the Company’s Board of Directors;

(2)	To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2008;

(3)	To approve the proposed amendment to the Company’s Bylaws to eliminate the classified structure of the Board of Directors; and

(4)	To transact such other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.
     Information relevant to these matters is set forth in the accompanying proxy statement.
     The close of business on March 20, 2008 was fixed as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment(s) or postponement(s) thereof.
     You are cordially invited to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, we ask that you vote as soon as possible. You may vote by mailing a completed proxy card, by telephone or via the Internet. For detailed information regarding voting instructions, please refer to the section entitled “Voting Rights and Solicitation—Voting by Mail, via the Internet or by Telephone” in the accompanying proxy statement.

By Order of the Board of Directors,

Lafayette, Louisiana	Andrew L. Gates, III
March ___, 2008	Senior Vice President, General Counsel
and Secretary
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF
PROXY MATERIALS FOR THE STOCKHOLDER
MEETING TO BE HELD ON MAY 15, 2008
     This Notice of Annual Meeting of Stockholders, the Proxy Statement for the 2008 Annual Meeting of Stockholders, the 2007 Annual Report to Stockholders and the Annual Report on Form 10-K for the fiscal year ended December 31, 2007 of Stone Energy Corporation are available at http://bnymellon.mobular.net/bnymellon/sgy.

 i

STONE ENERGY CORPORATION
625 E. Kaliste Saloom Road
Lafayette, Louisiana 70508
(337) 237-0410

PROXY STATEMENT

     These proxy materials are furnished to you in connection with the solicitation by and on behalf of the Board of Directors (the “Board”) of the Stone Energy Corporation (“we”, “our” or the “Company”) for use at the Annual Meeting to be held on Thursday, May 15, 2008 at 10:00 a.m., local time, at the Windsor Court Hotel, 300 Gravier Street, New Orleans, Louisiana, or at any adjournment(s) or postponement(s) thereof (the “Annual Meeting”).
     The solicitation of proxies by the Board will be conducted primarily by mail. In addition, officers, directors and employees of the Company may solicit proxies personally or by telephone, facsimile or electronic means. These officers, directors and employees will not receive any extra compensation for these services. We have retained BNY Mellon Shareowner Services to aid in the distribution of proxy materials and to provide voting and tabulation services for the Annual Meeting. For these services, we estimate that we will pay BNY Mellon a fee of approximately $7,000 and reimburse it for certain expenses. In addition, we will reimburse brokers, custodians, nominees and fiduciaries for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of common stock of the Company. The costs of the solicitation, including the cost of the preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders, will be borne by the Company.
     These proxy materials are being mailed to stockholders of the Company on or about April 8, 2008.
PURPOSE OF MEETING
     The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders. Each proposal is described in more detail in this proxy statement.
VOTING RIGHTS AND SOLICITATION
Voting; Revocation
     At the close of business on March 20, 2008, the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting, there were [                    ] shares of common stock outstanding, each share of which is entitled to one vote. Common stock is the only class of outstanding securities of the Company entitled to receive notice of and to vote at the Annual Meeting.
     If you are a registered stockholder, you may revoke your proxy at any time before the shares are voted at the Annual Meeting by:
•	timely submitting a proxy with new voting instructions using the telephone or Internet voting system;

•	voting in person at the Annual Meeting by completing a ballot; however, attending the Annual Meeting without completing a ballot will not revoke any previously submitted proxy;

•	timely delivery of a valid, later-dated executed proxy card; or

•	filing an instrument of revocation received by the Secretary of Stone Energy Corporation at 625 E. Kaliste Saloom Road, Lafayette, Louisiana 70508, by 10:00 a.m. on May 14, 2008.
     If you are a street-name stockholder and you vote by proxy, you may change your vote by submitting new voting instructions to your bank, broker or nominee in accordance with that entity’s procedures.

     In the absence of a revocation, shares represented by the proxies will be voted at the Annual Meeting.
Voting by Mail, via the Internet or by Telephone
     Registered Stockholders. Stockholders whose shares are registered in their own name may vote by mailing a completed proxy card, via the Internet or by telephone. Instructions for voting via the Internet or by telephone are set forth on the enclosed proxy card. To vote by mailing a proxy card, sign, date and return the enclosed proxy card in the enclosed prepaid and addressed envelope and your shares will be voted at the Annual Meeting in the manner you direct. In the event no directions are specified, the proxies will be voted FOR each of the nominees of the Board, FOR the ratification of the appointment of Ernst and Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008, FOR the proposed amendment to the Company’s Bylaws to eliminate the classified structure of the Board, and in the discretion of the proxy holders (Richard A. Pattarozzi, David H. Welch and B.J. Duplantis) as to any other matters that may properly come before the Annual Meeting.
     Street Name Holders. If your shares are registered in the name of a bank or brokerage firm and you have not elected to receive your proxy materials electronically, you may nevertheless be eligible to vote your shares over the Internet or by telephone rather than by mailing a completed voting instruction card provided by the bank or brokerage firm. Please check the voting instructions card provided by your bank or brokerage firm for availability and instructions. If Internet or telephone voting is unavailable from your bank or brokerage firm, please complete and return the enclosed voting instruction card in the prepaid and addressed envelope provided.
Quorum; Required Votes
     The presence at the Annual Meeting, in person or by proxy, of the stockholders entitled to cast at least a majority of the votes that all common stockholders are entitled to cast is necessary to constitute a quorum. Each vote represented at the Annual Meeting in person or by proxy will be counted toward a quorum. If a quorum is not present, the Annual Meeting may be adjourned from time to time until a quorum is obtained.
     Under the rules of the New York Stock Exchange, brokers holding shares of record for a customer have the discretionary authority to vote on some matters if the brokers do not receive timely instructions from the customer regarding how the customer wants the shares voted. There are also non-discretionary matters for which brokers do not have discretionary authority to vote even if they do not receive timely instructions from the customer. When a broker does not have any discretion to vote on a particular matter, the customer has not given timely instructions on how the broker should vote the customer’s shares and the broker indicates it does not have authority to vote the customer’s shares on its proxy, a “broker non-vote” results. Although any broker non-vote would be counted as present at the Annual Meeting for purposes of determining a quorum, it would be treated as not entitled to vote with respect to non-discretionary matters. For Items I, II and III to be voted on at the Annual Meeting, brokers will have discretionary authority in the absence of timely instructions from their customers.
Recommendations of the Board
     Item I. (Election of Directors). To be elected, each nominee for election as a Class III director must receive the affirmative vote of a plurality of the votes of the shares of common stock cast at the Annual Meeting. This means that director nominees with the most votes are elected. Votes may be cast in favor of or withheld from the election of each nominee. Votes that are withheld from a director’s election will be counted toward a quorum but will not affect the outcome of the vote on this Item.
THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” ITEM I.
     Item II. (Ratification of the Appointment of Independent Registered Public Accounting Firm). Ratification of the appointment of Ernst & Young LLP as the Company’s independent public accounting firm for the fiscal year ending December 31, 2008 requires the affirmative vote of the holders of a majority of the votes of the shares of common stock cast on this Item at the Annual Meeting. Abstentions and broker non-votes will not affect the outcome of the vote on this Item.
THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” ITEM II.
     Item III. (Amendment to the Bylaws to Eliminate the Classified Structure of the Board). The Board has agreed to amend the Company’s Bylaws to eliminate the classified structure of the Board if there is an affirmative vote of the holders of a majority of the votes of the shares of common stock cast in favor of this Item at the Annual Meeting. Abstentions and broker non-votes will not affect the outcome of the vote on this Item.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” ITEM III.
     The Board recommends that you vote FOR each of the director nominees, FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008, FOR the proposed amendment to the Company’s Bylaws to eliminate the classified structure of the Board, and in the discretion of the proxy holders as to any other matters that may properly come before the Annual Meeting.
Annual Meeting Admission
     If you wish to attend the Annual Meeting in person, you must present a form of personal identification. No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the Annual Meeting.
2007 Annual Report
     The Company’s 2007 Annual Report to Stockholders, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2007 as filed with the Securities and Exchange Commission, is being mailed to all stockholders entitled to vote at the Annual Meeting. The 2007 Annual Report does not constitute a part of the proxy soliciting material.
     A copy of the Annual Report on Form 10-K for the fiscal year ended December 31, 2007, including the financial statements and the financial statement schedules, if any, but not including exhibits, is also available at http://bnymellon.mobular.net/bnymellon/sgy and a copy will be furnished at no charge to each person to whom a proxy statement is delivered upon the written request of such person addressed to the following:
STONE ENERGY CORPORATION
Attention: Chief Financial Officer
625 E. Kaliste Saloom Road
Lafayette, LA 70508

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF
PROXY MATERIALS FOR THE STOCKHOLDER
MEETING TO BE HELD ON MAY 15, 2008
     The Notice of Annual Meeting of Stockholders, the Proxy Statement for the 2008 Annual Meeting of Stockholders, the 2007 Annual Report to Stockholders and the Annual Report on Form 10-K for the fiscal year ended December 31, 2007 of Stone Energy Corporation are available at http://bnymellon.mobular.net/bnymellon/sgy.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
     The following table sets forth certain information regarding beneficial ownership of common stock as of March 20, 2008 (unless otherwise indicated) of (1) each person known by the Company to own beneficially more than 5% of its outstanding common stock; (2) the Company’s Chief Executive Officer, the Company’s Chief Financial Officer and each of the Company’s other three most highly compensated executive officers who were serving as executive officers at the end of 2007; (3) each of the Company’s directors and nominees; and (4) all executive officers and directors of the Company as a group. Unless otherwise indicated, each of the persons below has sole voting and investment power with respect to the shares beneficially owned by such person.

	Amount and
	Nature of
	Beneficial	Percent of
Name of Beneficial Owner	Ownership(1)	Class
Barclays Global Investors, N.A. (2)	2,522,419	8.9%
Dimensional Fund Advisors, LP (3)	2,226,239	7.9%
Goldman Sachs Asset Management (US) (4)	1,601,556	5.7%
David H. Welch	208,373	*
Kenneth H. Beer	59,654	*
Jerome F. Wenzel, Jr.	33,132	*
Andrew L. Gates, III	82,465	*
J. Kent Pierret	78,068	*
Robert A. Bernhard (5)	143,025	*
George R. Christmas	15,334	*
B. J. Duplantis	20,212	*
John P. Laborde	36,137	*
Richard A. Pattarozzi	14,800	*
Donald E. Powell	1,600	*
Kay G. Priestly	4,800	*
David R. Voelker (6)	94,192	*
Executive officers and directors as a group (consisting of 16 persons)	865,496	3.1%

*	Less than 1%.

(1)	Under the regulations of the Securities and Exchange Commission, shares are deemed to be “beneficially owned” by a person if he directly or indirectly has or shares the power to vote or dispose of, or to direct the voting or disposition of, such shares, whether or not he has any pecuniary interest in such shares, or if he has the right to acquire the power to vote or dispose of such shares within 60 days, including any right to acquire such power through the exercise of any option, warrant or right. The shares beneficially owned by (a) Mr. Welch include 101,000 shares, (b) Mr. Beer include 14,000 shares, (c) Mr. Wenzel include 6,000 shares, (d) Mr. Gates include 51,200 shares, (e) Mr. Pierret include 60,200 shares, (f) Messrs. Laborde and Pattarozzi each include 10,000 shares, (g) Mr. Bernhard include 8,333 shares, (h) Mr. Christmas include 9,701 shares, (i) Mr. Duplantis include 5,000 shares and (j) the executive officers and directors as a group include 325,134 shares, that may be acquired by such persons within 60 days through the exercise of stock options. Unless otherwise noted, the address for each beneficial owner is c/o Stone Energy Corporation, 625 E. Kaliste Saloom Road, Lafayette, Louisiana 70508.

(2)	Barclays Global Investors, N.A.’s address is 200 Park Avenue, 5th Floor, New York, NY 10166. The number of shares held is based on information included in a Schedule 13G filed on January 10, 2008. Barclays Global Investors, N.A. is an asset management subsidiary of Barclays Plc., an institutional investment management firm.

(3)	Dimensional Fund Advisors, LP’s address is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401. The number of shares held is based on information included in a Schedule 13G filed on February 6, 2008. Dimensional Fund Advisors, LP is a registered investment advisor primarily owned by its employees and directors. The firm was founded by David Booth and Rex Sinquefield.

(4)	Goldman Sachs Asset Management (US)’s address is 85 Broad Street, New York, NY 10004. The number of shares held is based on information included in a Schedule 13G filed on January 18, 2008. Goldman Sachs Asset Management (US) is an asset management subsidiary of The Goldman Sachs Group, Inc.

(5)	Includes 25,000 shares held by the Bernhard Trust “B” of which Mr. Bernhard is the trustee and a potential beneficiary, and 2,000 shares held by Mr. Bernhard’s wife.

(6)	Includes 65,670 shares owned by Frantzen, Voelker and Conway Investments, L.L.C., in which Mr. Voelker owns a 20% interest.

ITEM I:
ELECTION OF DIRECTORS
     The Board is currently divided into three classes. The members of each class are elected to serve a three-year term with the term of office for each class ending in consecutive years. The Bylaws of the Company allow for a maximum of 13 directors and, currently, nine directors serve on the Company’s Board.
     Based on recommendations from the Nominating and Governance Committee, the Board has nominated Robert A. Bernhard and David H. Welch for re-election as Class III directors to serve until the 2011 Annual Meeting and until their successors have been elected and qualified, or until their earlier resignation or removal. If, however, stockholders approve Item III (Amendment to the Bylaws to Eliminate the Classified Structure of the Board), the Class III director nominees will serve until the Company’s 2009 Annual Meeting and until their successors have been elected and qualified, or until their earlier resignation or removal. Each nominee is currently a director, and both nominees were previously elected to the Board by the stockholders. Each nominee has consented to being named as a nominee in this proxy statement and has indicated a willingness to serve if elected.
     A plurality of votes cast is required for the election of directors. Although the Board does not contemplate that either of the nominees will be unable to serve, if such a situation arises prior to the Annual Meeting, the proxy holders will vote for the election of such other person(s) as may be nominated by the Board. The remaining seven directors named below will not be required to stand for election at the Annual Meeting because their present terms expire in either 2009 or 2010.
     The following table sets forth information regarding the names, ages as of March 20, 2008 and principal occupations of the nominees and directors, other directorships in certain companies held by them and the length of continuous service as a director of the Company.

	Principal Occupation and	Director
	Directorships	Since	Age
Class I Directors
David R. Voelker	Owner, Frantzen, Voelker and Conway Investments, LLC, a personal holding investment company	1993	54

Kay G. Priestly	Vice President, Finance and Chief Financial Officer, Kennecott Utah Copper (a member of the Rio Tinto Group — Rio Tinto plc and Rio Tinto Limited), which is a world leader in mining, smelting and refining	2006	52

Donald E. Powell	Former Federal Coordinator of Gulf Coast Rebuilding, former Chairman of the Federal Deposit Insurance Corporation, former President and CEO of the First National Bank of Amarillo	2008	66

Class II Directors
George R. Christmas	Retired Lieutenant General, U.S. Marine Corps; President, Marine Corps Heritage Foundation, a private, non-profit organization, which preserves and promotes the history and tradition of the United States Marine Corps	2003	68

B. J. Duplantis	Senior Partner of the law firm of Gordon, Arata, McCollam, Duplantis & Eagan	1993	68

John P. Laborde	Retired Chairman Emeritus, Tidewater Inc., which has the world’s largest workboat fleet; Chairman and Director, VT Halter Marine, Inc., which is a shipbuilder; Chairman, Laborde Marine Lifts, Inc., Laborde Products, Inc., Lab-More Properties, LLC, Lab-Rex LLC, and LIS Energy Services, Inc., which are privately held energy service companies	1993	84

Richard A. Pattarozzi Chairman of the Board	Former Vice President of Shell Oil Company, an oil and gas company; Director, Tidewater Inc., Global Industries, Ltd., Superior Energy Services Inc. and FMC Technologies Inc.	2000	64

Class III Director Nominees
Robert A. Bernhard	Consultant, MB Investment Partners, an investment advisory firm; Non-voting member of McFarland, Dewey and Co. LLC, an investment banking firm	1993	79

David H. Welch	President and Chief Executive Officer of the Company; Director, IberiaBank Corporation	2004	59

     Each of the nominees and directors has been engaged in the principal occupation set forth opposite his name for at least the past five years except as described below.
     David H. Welch was appointed President, Chief Executive Officer and a Class III director of the Company effective April 1, 2004. Mr. Welch most recently served as Senior Vice President of BP America, Inc., an oil and gas exploration and exploitation company, from 2000 until 2003, and Vice President of BP, Inc., an oil and gas exploration and exploitation company, from 1997 until 1999.
     Kay G. Priestly was elected as a Class I director in 2006. Ms. Priestly is currently the Vice President, Finance, and Chief Financial Officer of Kennecott Utah Copper, which is engaged in mining, smelting and refining natural resources. Ms. Priestly served as Vice President, Risk Management and General Auditor, for Entergy Corporation, an integrated energy company engaged primarily in electric power production and retail distribution operations, from 2004 to 2006. Ms. Priestly is the former Executive Vice President and Chief Operating Officer of American Nursing Services, Inc., which provides nursing services, where she served from 2002 through 2003. Ms. Priestly is a certified public accountant and has over 25 years of diverse financial and management experience, having been named in 2000 as a managing partner of the New Orleans office of Arthur Andersen LLP, an international accounting firm, and as a member of Arthur Andersen’s global executive team.
     Donald E. Powell accepted an appointment by the Board as a Class I director in March 2008. Mr. Powell served as the Federal Coordinator of Gulf Coast Rebuilding from November 2005 until March 2008. Mr. Powell was the 18th Chairman of the Federal Deposit Insurance Corporation, where he served from August 2001 until November 2005. Mr. Powell previously served as President and Chief Executive Officer of the First National Bank of Amarillo, where he started his banking career in 1971.
THE BOARD RECOMMENDS STOCKHOLDERS VOTE “FOR”
ITEM I TO ELECT THE CLASS III DIRECTOR NOMINEES IDENTIFIED ABOVE.

CORPORATE GOVERNANCE
General
     Stone Energy Corporation is committed to good corporate governance. The Board has adopted several governance documents to guide the operation and direction of the Board and its committees, which include Corporate Governance Guidelines, Code of Business Conduct and Ethics (which applies to all directors and employees, including the Chief Executive Officer, Chief Finance Officer and Chief Accounting Officer) and charters for the Audit Committee, Compensation Committee and Nominating and Governance Committee. Each of these documents is available on our website (www.stoneenergy.com) and stockholders may obtain a printed copy, free of charge, by sending a written request to Stone Energy Corporation, Attention: Chief Financial Officer, 625 E. Kaliste Saloom Road, Lafayette, Louisiana 70508, facsimile number 337-237-0426.
The Board and its Committees
     The Board held 12 meetings during 2007 (including four regularly scheduled meetings) and also took one action by written consent. Each director attended the 2007 Annual Meeting in accordance with our policy that each director is to attend the Annual Meeting of Stockholders. Each director also attended each of the four regularly-scheduled quarterly meetings. None of the incumbent directors attended fewer than 75% of the total meetings of the Board and the Board committees of which he or she was a member during 2007. Ms. Priestly missed three of the special meetings of the Board, and Messrs. Christmas, Laborde and Pattarozzi each missed one of these meetings. Mr. Gary attended all of the meetings prior to his death on April 28, 2007. Mr. Stone, who was Chairman of the Board, attended all except one meeting prior to his death on January 14, 2008. Mr. Pattarozzi was named non-executive Chairman of the Board on February 14, 2008.
     Rather than adopting categorical standards, the Board assesses director independence on a case-by-case basis, in each case consistent with applicable legal requirements and the listing standards of the New York Stock Exchange. After reviewing all relationships each director has to the Company, including charitable contributions the Company makes to organizations where its directors serve as board members, the Board has affirmatively determined that the following six directors have no material relationships with the Company and are independent as defined by the current listing standards of the New York Stock Exchange: Messrs. Bernhard, Christmas, Duplantis, Pattarozzi and Voelker and Ms. Priestly. Mr. Welch, the Company’s Chief Executive Officer, is not considered by the Board to be an independent director because of his employment with the Company. Mr. Laborde is not considered by the Board to be an independent director as described in more detail under “Certain Relationships and Related Transactions.” The Board previously determined that Raymond B. Gary, a Class I director who died on April 28, 2007, had no material relationship with the Company and was an independent director and that James H. Stone, a Class III director who died on January 14, 2008, was not an independent director because he was an executive chairman and considered to be part of the management team as described in more detail under “Certain Relationships and Related Transactions.”
     To facilitate candid discussion by non-management directors, our non-management directors meet in executive sessions that are not attended by management in conjunction with each regular board meeting. Mr. Duplantis is an independent director who has been elected “Presiding Director” to preside over meetings of non-management directors and assist in the preparation of the agenda for each meeting. Each director is an equal participant in decisions made by the full board, and the Presiding Director and the other independent directors communicate regularly with the Chief Executive Officer regarding appropriate board agenda topics and other board-related matters. Although Mr. Duplantis has previously presided over meetings of non-management directors, Mr. Pattarozzi will assume this role in the future as non-executive Chairman of the Board.
     The Board has an Anonymous Reporting Policy and Program to handle anonymously any employee complaint or alleged wrongdoing and to prohibit retaliation against any employee who makes a complaint or reports alleged wrongdoing. Any such complaint or report must be furnished to Ms. Priestly, Chairman of the Audit Committee. Additionally, we have an anonymous reporting hotline through a third party allowing employees to anonymously report any employee complaint or allegations of wrongdoing.
     The Board has the following standing committees:
     Audit Committee. The Audit Committee, which currently consists of Ms. Priestly and Messrs. Bernhard and Voelker, met eight times during 2007. Ms. Priestly is the Chairman of the Audit Committee. Mr. Voelker missed one meeting of the Audit Committee in 2007.

     The principal functions of the Audit Committee are to (1) annually review and reassess the adequacy of its charter; (2) review the engagement of an independent registered public accounting firm, including the firm’s qualifications and independence; (3) review with management and the independent registered public accounting firm the Company’s annual and quarterly financial statements; (4) review with management the Company’s major financial risk exposures; (5) review changes to the Company’s significant auditing and accounting principles and practices; (6) consult with the independent registered public accounting firm regarding the firm’s internal quality-control procedures and the procedures for the Company’s financial reporting processes; (7) review the significant reports prepared by the internal auditor; and (8) assist the Board in monitoring compliance with legal and regulatory requirements.
     The Board has determined that each of the members of the Audit Committee satisfy the standards of independence established under the Securities and Exchange Commission’s rules and regulations and listing standards of the New York Stock Exchange. The Board has further determined that each of the members of the Audit Committee is financially literate and is an “audit committee financial expert” as defined by the rules and regulations of the Securities and Exchange Commission.
     Nominating and Governance Committee. The Nominating and Governance Committee, which currently consists of Messrs. Bernhard, Christmas, Duplantis, Pattarozzi and Voelker and Ms. Priestly, met four times during 2007. Mr. Duplantis is the Chairman of the Nominating and Governance Committee. Each of these directors was present for each of these meetings.
     The principal functions of the Nominating and Governance Committee are to (1) assist the Company’s Directors in selecting individuals to be nominated for election to serve as directors and to serve on various committees; (2) annually review and reassess the adequacy of its charter; (3) lead the Board in its annual review of the Board’s performance; and (4) review and assess the adequacy of the Company’s Corporate Governance Guidelines.
     The Nominating and Governance Committee will consider nominees recommended by stockholders in accordance with the procedures described below under “Consideration of Director Nominees.”
     The Board has determined that each of the members of the Nominating and Governance Committee satisfy the standards of independence established under the listing standards of the New York Stock Exchange.
     Compensation Committee. The Compensation Committee, which currently consists of Messrs. Christmas, Pattarozzi and Voelker, met 10 times during 2007. Mr. Pattarozzi is the Chairman of the Compensation Committee. Mr. Pattarozzi missed two of these meetings, and Mr. Voelker missed one of these meetings.
     The principal function of the Compensation Committee is to review and approve the compensation of the officers and other employees of the Company. In addition, the Compensation Committee administers the Company’s stock incentive and cash incentive compensation plans and has the authority to make grants pursuant to these plans. Members of the Compensation Committee are not eligible to participate in any of the plans that they administer except as to options and/or restricted stock granted automatically to nonemployee directors under the 2004 Amended and Restated Stock Incentive Plan.
     The Board has determined that each of the members of the Compensation Committee satisfy the standards of independence established under the Securities and Exchange Commission’s rules and regulations and listing standards of the New York Stock Exchange.
     Executive Committee. The Executive Committee, which currently consists of Messrs. Duplantis and Welch, did not meet during 2007. The principal function of the Executive Committee is to aid and assist the Company’s management in the day-to-day operations of the Company.
     Investment Committee. The Investment Committee, which currently consists of Messrs. Bernhard and Welch and Ms. Priestly, did not meet during 2007. The principal functions of the Investment Committee are to determine the investment objectives for the Company’s cash assets and to select and supervise one or more investment managers, as necessary.

     Non-Management Committee. The Non-Management Committee, which currently consists of Messrs. Bernhard, Christmas, Duplantis, Laborde, Pattarozzi and Voelker and Ms. Priestly, met in executive session four times during 2007. Each of these directors was present for each of these meetings. The Non-Management Committee consists of all non-management directors and meets at regularly scheduled executive sessions without management to review and assess the strategic direction of the Company and management’s performance and to assist in planning for the succession of executive officers. Mr. Duplantis was chosen as the Presiding Director of the committee meetings pursuant to the Company’s Corporate Governance Guidelines.
     Pricing Committee. The Pricing Committee, which currently consists of Messrs. Bernhard and Welch, did not meet during 2007. The principal function of the Pricing Committee is to determine the price at which the Company’s securities are initially sold.
     Reserves Committee. The Reserves Committee, which currently consists of Ms. Priestly and Messrs. Duplantis, Laborde and Pattarozzi, met four times during 2007. Each of these directors was present for each of these meetings. The principal function of the Reserves Committee is to assist the Company’s management in reviewing and assessing the Company’s policies and procedures in estimating proved reserves.
Compensation Committee Interlocks and Insider Participation
     No member of the Compensation Committee is now, or at any time since the beginning of 2007 has been, employed by or served as an officer of the Company or any of its subsidiaries or had any relationships requiring disclosure with the Company or any of its subsidiaries. None of the Company’s executive officers are now, or at any time has been, since the beginning of 2007, a member of the compensation committee or board of directors of another entity, one of whose executive officers has been a member of the Company’s Board or Compensation Committee.
Consideration of Director Nominees
     Stockholder Nominees. The Nominating and Governance Committee will consider all properly submitted stockholder recommendations of candidates for election to the Board. The Company’s Bylaws permit stockholders to nominate candidates for election to the Board provided that such nominees are recommended in writing pursuant to Article III, Section 13 of the Company’s Bylaws not less than 120 days prior to the anniversary date of the immediately preceding annual meeting of the Company’s stockholders. Director nominations for the 2009 Annual Meeting of Stockholders should be received no later than December 10, 2008. In evaluating the recommendations of stockholders for director nominees, as with all other possible director nominees, the Nominating and Governance Committee will address the membership criteria set forth under “—Director Qualifications.” There have been no material changes in the procedures by which stockholders may recommend director nominees.
     Any stockholder recommendations for director nominees should comply with the notice requirements set forth in Article III, Section 13 of the Company’s Bylaws and should be sent in writing to:
Stone Energy Corporation
Attention: Secretary
625 E. Kaliste Saloom Road
Lafayette, Louisiana 70508
(337) 237-0426 fax
     Detailed information for submitting recommendations for director nominees is available upon written request to the Company’s Secretary at the address listed above.
     Identifying and Evaluating Nominees for Directors. The Nominating and Governance Committee is responsible for leading the search for individuals qualified to serve as directors and for recommending to the Board nominees as directors to be presented for election at meetings of the stockholders or of the Board. The Nominating and Governance Committee evaluates candidates for nomination to the Board, including those recommended by stockholders, and conducts appropriate inquiries into the backgrounds and qualifications of possible candidates. The Nominating and Governance Committee may retain outside consultants to assist in identifying director candidates in its sole discretion, but it did not engage any outside consultants in connection with selecting the nominees for election at the 2008 Annual Meeting. Stockholders may recommend possible director nominees for consideration by the Nominating and Governance Committee as indicated above. No stockholders of the Company recommended director nominees for the 2008 Annual Meeting.

     Director Qualifications. Our Corporate Governance Guidelines contain qualifications that apply to nominees as directors recommended by the Nominating and Governance Committee. All candidates must possess the requisite skills and characteristics the Board deems necessary. In addition to an assessment of a director’s qualification as independent, the Nominating and Governance Committee considers diversity, age, skills, and experience in the context of the needs of the Board as to the long-term corporate needs for new and supplemental board expertise. In addition, the Board looks for recognized achievement and reputation, an ability to contribute to specific aspects of the Company’s activities and the willingness to commit the time and effort required, including attendance at Board meetings and committee meetings of which he or she is a member.
     The Company’s Corporate Governance Guidelines require that a majority of the directors meet the criteria for independence required by the New York Stock Exchange, and the Nominating and Governance Committee considers the independence standards as part of its process in evaluating director nominees. In accordance with these standards, a director must be determined to have no material relationship with the Company other than as a director to be considered independent.
Processes and Procedures for Determining Executive and Director Compensation
     The Compensation Committee is appointed by the Board to discharge the Board’s responsibilities relating to compensation of the Company’s directors and officers. The Compensation Committee has overall responsibility for approving and evaluating the annual employee incentive compensation plan amount as well as the director and officer compensation plans, policies and programs of the Company. The Compensation Committee is also responsible for preparing the report included in this proxy statement under the caption “Compensation Committee Report.” The Compensation Committee has the sole authority to retain and terminate any compensation consultant to be used to assist in the evaluation of director or senior executive compensation and has the sole authority to approve the consultant’s fees and other retention terms. The Compensation Committee also has authority to obtain advice and assistance from internal or external legal, accounting or other advisors. The Compensation Committee may form and delegate authority to subcommittees when appropriate.
     The Compensation Committee annually reviews and approves corporate goals and objectives relevant to senior executive compensation, evaluates the senior executives’ performance in light of those goals and objectives, and recommends to the Board the compensation levels of the Chief Executive Officer (“CEO”) based on this evaluation. In determining the long-term incentive component of CEO compensation, the Compensation Committee considers the Company’s performance and relative stockholder return, the value of similar incentive awards to CEOs at comparable companies, and the awards given to the CEO in past years. The Compensation Committee annually reviews and makes recommendations to the Board with respect to the compensation of all directors, officers and other key executives, including incentive-compensation plans, equity-based plans, and the grant or award of “perquisites.” The Compensation Committee annually reviews and approves, for the CEO, the executive officers, and any other person whose total compensation is reasonably likely to equal or exceed the total compensation of any member of senior management (1) the annual base salary level, (2) the annual incentive opportunity level, (3) the long-term incentive opportunity level, (4) employment agreements, severance arrangements, and change in control agreements/provisions, in each case as, when and if appropriate, and (5) any special or supplemental benefits.
     Please see “Compensation Discussion and Analysis” for additional information on the roles of compensation consultants, if any, and our management team in determining the form and amount of executive compensation.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Securities Exchange Act of 1934 and related regulations require the Company’s executive officers and directors and persons who beneficially own more than 10% of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Executive officers, directors and greater than 10% beneficial owners are also required by Securities and Exchange Commission regulation to furnish the Company with copies of all Section 16(a) forms they file.
     Based solely on its review of copies of such forms received by it, the Company believes that, during the period from January 1, 2007 to March 20, 2008, its officers, directors and greater than 10% beneficial owners complied with all applicable filing requirements of Section 16(a).

COMPENSATION DISCUSSION AND ANALYSIS
     The following Compensation Discussion and Analysis describes the material elements of compensation for Stone Energy Corporation’s executive officers, including the individuals who served during fiscal 2007 as our CEO and Chief Financial Officer, respectively, as well as the other individuals included in the Summary Compensation Table (“Named Executive Officers” or “NEOs”). As more fully described below, the Compensation Committee makes all decisions for the total direct compensation (base salary, incentive plan and other bonus awards, stock options, and restricted stock) of the executive officers, including the NEOs. The day-to-day design and administration of health, welfare, sick leave, vacation, and relocation plans, policies and procedures applicable to salaried employees in general are handled by our Vice President, Human Resources and Administration. The Compensation Committee remains responsible for certain fundamental changes outside the day-to-day requirements necessary to maintain these plans and policies.
Compensation Objectives and Philosophy
     The Board and the Compensation Committee believe that the most effective executive compensation program is one designed to reward the achievement of our specific annual, long-term and strategic goals and align executives’ interests with those of the stockholders with the ultimate objective of improving stockholder value. The Compensation Committee evaluates both performance and compensation to ensure that we maintain the ability to attract and retain superior employees in key positions and that overall compensation remains competitive relative to compensation paid by our Peer Group (identified below). The compensation objectives are to attract and retain the workforce that helps ensure our future success, to motivate and inspire employee behavior that fosters success, to support our culture and overall business objectives, and to provide our stockholders with a superior rate of return over time.
     Our overall compensation philosophy is based on the subjective evaluation of each individual employee within the context of and in consideration of three sets of parameters: (1) competitive employment market dynamics, (2) the Company’s absolute and relative performance, and (3) the individual’s performance and contribution. The Compensation Committee and management use these three factors in determining an individual employee’s total compensation.
Competitive employment market dynamics: The oil and gas industry is currently highly competitive for experienced workers, primarily in the technical fields. Our goal is to pay competitively in the industry. We utilize a third party survey to ensure awareness of the competitive dynamics of employee and officer compensation. To the extent possible, we attempt to align the interests of employees, including officers, with the interests of our stockholders. However, while equity awards are the most logical way to align those interests, we are aware that equity awards also increase dilution by increasing the total number of shares outstanding. The Board and the Compensation Committee attempt to strike a balance to provide those elements and quantities of compensation needed to attract and retain valuable employees and also provide our stockholders with reasonable rates of return over time.
Our long-term incentive program is geared to the competitive employee marketplace and is also designed to align the employees with the stockholders. Each eligible classification of employee has a market-based target number of restricted shares to be granted as a long-term incentive.
The Company’s absolute and relative performance: Annually, the Compensation Committee sets minimum, target and stretch performance goals in production, reserves, costs and safety, which apply to all officers and employees. Our bonus program is 70% to 85% tied to these goals as determined by the Compensation Committee each year. The Compensation Committee also retains the discretion to award a percentage of the annual bonus based on its subjective evaluation of our performance. For 2008 performance, the discretionary percentage has been reduced to 15% and a relative per share performance parameter has been added to further align employee and stockholder interests.
In the long term, we desire to outperform our peers in stockholder return. Thus, the long-term incentive program is tied to the performance of the Company’s stock relative to that of its Peer Group.
The individual’s performance and contribution: We have historically attempted to compensate an individual’s performance and contribution on an annual basis. Each employee, including officers, conducts an annual performance appraisal with his immediate supervisor, which, in the case of officers, is the CEO, to determine whether the employee’s performance has been excellent, satisfactory or not satisfactory. These performance appraisals are used by management to recommend whether the employee receives the same percentage award as others in his group or receives some upward or downward adjustment to the basic percentage award. Managers may also use scorecards to set goals for an individual or a group to establish performance. The Compensation

Committee relies on the CEO’s assessments and the Compensation Committee’s own observations as to individual performance and contribution, which assessments are based on these appraisals as well as his own evaluations. Countering individual performance is the desire for team unity and performance.
Role of Executive Officers in Compensation Decisions
     The Compensation Committee makes all compensation decisions for the NEOs and approves equity awards to all of our officers. The CEO and the Vice President, Human Resources and Administration, provide information and/or make recommendations to the Compensation Committee concerning compensation, and the CEO has some discretion in making compensation decisions for employees other than officers. The Compensation Committee determines base salaries for executive officers, including the NEOs. The CEO proposes new base salary amounts based on his evaluation of individual performance and expected future contributions, a review of survey data to ensure competitive compensation against the external market, including the Peer Group, and comparison of the base salaries of the executive officers who report directly to the CEO to ensure internal equity. The CEO also makes recommendations to the Compensation Committee relating to measures, targets and similar items that affect compensation, and the CEO typically attends a portion of Compensation Committee meetings and reviews and discusses compensation matters with the Compensation Committee.
Benchmarking
     In order to achieve the objective of paying competitively within the oil and gas industry, the Compensation Committee uses a third-party market survey for the purpose of obtaining compensation and benefits data. The Compensation Committee generally uses the same benchmark data for each form of compensation and for each executive position. In 2007, we participated in a survey provided by Effective Compensation, Inc. (“ECI”), an independent consulting firm located in Denver, Colorado that specializes in working with clients to improve their organization’s efficiency through a competitive, focused total compensation process. The Annual Oil & Gas E&P Industry Compensation Survey provides data for over 250 jobs found in exploration and production firms in the United States. While participation varies from year to year, there were 112 participants in the 2007 survey.
     The Compensation Committee compares each element of total compensation against a group of publicly-traded energy companies (collectively, the “Peer Group”), which are participants in the Annual Oil & Gas E&P Industry Compensation Survey. For the long-term incentive measure, which is based on the Company’s relative share price performance, we also use the Peer Group. The Peer Group, which is periodically reviewed and updated by the Compensation Committee, consists of companies against which the Compensation Committee believes we compete for stockholder investment.
     The Peer Group in 2007 consisted of the following companies:
•	Bois d’Arc Energy, Inc.

•	Cabot Oil & Gas Corporation,

•	Callon Petroleum Company,

•	Comstock Resources, Inc.,

•	Energy Partners, Ltd.,

•	Forest Oil Corporation,

•	Newfield Exploration Company,

•	St. Mary Land and Exploration Company,

•	Swift Energy Company,

•	The Houston Exploration Company, and

•	W&T Offshore, Inc.

     In 2008, we eliminated Cabot Oil & Gas Corporation, Comstock Resources, Inc., Forest Oil Corporation and St. Mary Land and Exploration Company from the Peer Group. We sold substantially all of our Rocky Mountain properties in 2007 to focus on our Gulf of Mexico properties, and the eliminated companies are not focused in the Gulf of Mexico. We removed The Houston Exploration Company from the Peer Group because it was acquired by Forest Oil Corporation. We also added ATP Oil & Gas Corporation, Energy XXI (Bermuda) Limited, Mariner Energy, Inc., McMoRan Exploration Company and PetroQuest Energy Inc. to the Peer Group in 2008.
     We compete with many larger companies for top executive talent and generally set base compensation below the market median, but we enable executives to earn a total possible compensation for NEOs at approximately the 75th percentile of total compensation if annual targets are met, and at the 90th percentile if stretch targets are met. Base pay is set at the lowest 25th percentile paid to similarly situated executives of participating companies, including the majority of the companies in the Annual Oil & Gas E&P Industry Compensation Survey and the Peer Group. Variations may occur due to the experience of an individual and other market factors. Over the long term, the Compensation Committee’s goal is to generate stockholder returns in excess of the average of the Annual Oil & Gas E&P Industry Compensation Survey and the Peer Group.
     A significant percentage of total compensation is allocated to incentives as a result of the philosophy outlined above. There is no official policy or target for the allocation between either cash and non-cash or short-term and long-term incentive compensation. The Compensation Committee reviews information provided by the independent compensation consulting firm to determine the appropriate level and mix of incentive compensation. Income from such incentive compensation is typically realized as a result of the performance of the Company and/or the individual, depending on the type of award, compared to established goals.
     We use the data from the Annual Oil & Gas E&P Industry Compensation Survey to match the executive positions to organization type, which for us is the Independent Public Company Category, then by revenue size. The data is segregated by position or job responsibilities for each of the executives, managers and all other employees. The data includes statistical distributions at the 25th, 50th, and 75th quartiles, as well as the average. We believe that the market data provided by the Annual Oil & Gas E&P Industry Compensation Survey provides sufficient information on competitive employment market dynamics to fashion a competitive compensation program designed to attract and retain those highly capable employees necessary to be competitive in our industry.
     To create greater alignment between stockholders and employee compensation, the employees, other than administrative or clerical employees, have a base salary target below the 50th percentile (the bottom 25th percentile for officers) and then have the opportunity to earn higher bonus amounts if we meet certain targets for performance goals such as production growth, reserves growth/replacement, lower costs, safety performance, and stock price performance relative to the Peer Group.
Executive Compensation Components
     For the fiscal year ended December 31, 2007, the components of compensation for NEOs were:
•	base salary,

•	cash incentive/discretionary bonus compensation,

•	equity incentive compensation, and

•	perquisites and other benefits.
     Base Salary. While the Compensation Committee believes it is crucial to provide salaries within a competitive market range in order to attract and retain personnel who are highly talented, the Compensation Committee has established a philosophy of generally providing more conservative base salaries (bottom 25th percentile for officers) and more aggressive incentive compensation opportunities than the market in order to strongly emphasize pay-for-performance. The specific competitive markets considered depend on the nature and level of the positions in question and the labor markets from which qualified individuals would be recruited. The Compensation Committee reviews the executive group’s salaries on an annual basis and adjusts them if they deviate substantially from the marketplace, including the Peer Group.
     Executive officer base salaries are based on job responsibilities and individual contribution, with reference to base salary levels of executives at the Peer Group and ECI survey companies, and these base salaries are included in determining severance and change in control benefits. The Compensation Committee also considers the expected tax treatment to the Company and its executive officers as one of the factors in determining compensation matters. Section 162(m) of the Internal Revenue Code of 1986, as amended, generally limits the deductibility of certain compensation expenses in excess of $1 million to any individual in any fiscal year, although certain qualifying performance-based compensation is not subject to the limits on deductibility. The Compensation Committee currently considers the deductibility under Section 162(m) of compensation of its executives to the extent reasonably practical and consistent with the Company’s objectives, but the Compensation Committee may nonetheless approve compensation that does not fall within these requirements. The Compensation Committee may authorize compensation that results in amounts above the limits if it determines that such compensation is in the best interests of the Company.
     Cash Incentive/Discretionary Bonus Compensation. In February 2005, the Board approved and adopted the Revised (2005) Annual Incentive Compensation Plan, which provides for a maximum incentive pool equal to twice the aggregate base salaries of all eligible employees for the relevant plan year. The Compensation Committee is responsible for determining the participants, performance criteria to be used, award levels and allocation of generated incentives. Any allocated incentives are awarded to individuals, including executive officers, based upon a combination of company and individual performance factors. Our overall objective for this Plan is not to reward employees until our stockholders have been appropriately rewarded for investing in our stock. The Compensation Committee is not required to grant awards for all amounts available under this Plan.
     The CEO is compensated for his individual performance in meeting strategic goals and milestones. The CEO compensation is predicated primarily on the achievement of the reserves, production, cost and safety goals which are laid out in the discussion above. In addition, the Compensation Committee also considers certain strategic milestones which will vary from year to year. In 2007, the Compensation Committee considered three primary strategic milestones: (1) the sale of substantially all of the Company’s Rocky Mountain properties, which was successfully completed in June 2007, (2) the recruitment of a Vice President of Exploration, which was successfully completed with the hiring of Richard L. Smith on July 23, 2007, and (3) the success in the October 2007 Gulf of Mexico lease sale in which Stone acquired 16 new offshore blocks, comprising approximately 5,000 acres for each block, for a total of $13 million.
     In compensating the other named executives, the CEO and Compensation Committee also considered the contributions of each of these individuals to the achievement of the reserves, production, cost and safety goals as well as certain specific functional milestones, which vary from year to year.
     We believe that attracting, motivating and retaining highly qualified, highly capable employees is critical to our success. We have designed our compensation program to attract, motivate and retain top quality employees. The compensation program is also designed to align employee rewards with shareholder returns. To attract, motivate and retain employees, the base salaries must be market competitive or other elements of compensation must be added to make compensation market competitive. To align stockholder returns and employee rewards, the bonus program is tied to the drivers of value and profit creation. Those drivers include reserves, production, costs and safety. Increasing reserves and production while managing costs and safety increase the value of the Company, which should lead to realizing greater shareholder value.
     Under the Plan, annual cash incentive payments are primarily tied to several performance criteria determined by the Compensation Committee on an annual basis. The Compensation Committee established the 2007 performance goals for the Plan and their relative weighting:
•	growing production (20%),

•	growing reserves (20%),

•	managing lease operating expenses (20%),

•	managing total recordable incident rates for safety matters (10%), and

•	a discretionary portion (30% ).
     We selected the business metrics because they are the primary operating metrics that we use in evaluating our performance. The Production measure is the average daily rate of production during 2007. The Reserves measure is the amount of estimated proved reserves booked during 2007 as a result of drilling activity authorized by the $320 million capital expenditures budget, plus a $20 million contingency fund held by the Board. The Reserves measure excludes pricing revisions (for 2007, pricing revisions would have resulted in an additional 12 Bcfe that are not included in the actual results set forth below) and significant acquisitions. The Lease Operating Expenses factor is the total dollar amount attributable to base lease operating expenses, excluding major maintenance items, in 2007. The Total Recordable Incident

Rate factor is the number of safety incidents per 200,000 man-hours worked for employees and certain contractors. The discretionary factor is within the sole discretion of the Compensation Committee.
     To achieve the full points allocated for a particular measure, the target amount must be achieved, and no points are earned if less than the minimum amount is achieved. Achieving the stretch amount earns 200% of the points for that measure and should be difficult but highly advantageous to the Company to achieve.
     To the extent that performance criteria are met, an incentive pool is generated from which annual cash incentive payments are awarded. The amount of the incentive pool, however, may not exceed twice the aggregate base salaries of all eligible employees for the relevant plan year. The Compensation Committee established the 2008 performance goals for the Plan, and the performance factors include growing production (20%), growing reserves (20%), managing lease operating expenses (15%), managing total recordable incident rates for safety matters (10%), and the performance of the Company’s stock price relative to its peers (20%), leaving a 15% factor in the sole discretion of the Compensation Committee.
     For the 2007 performance year, a Company-wide total of $9.1 million for cash incentive/bonus compensation was paid on March 10, 2008. Awards granted to the NEOs for the 2007 performance year are presented under “Bonus” and “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table.
     As approved by the Compensation Committee and the Board, there were four measures of performance with associated targets plus one discretionary measure used to determine the amounts earned for cash incentive compensation in 2007. Achieving the target performance for all measures would yield a score of 70 points. An additional 30 points could be awarded in the sole discretion of the Compensation Committee. Earning 100 points results in an annual cash incentive opportunity for each executive officer of the Company of 100% of annual base salary. For 2007, the Compensation Committee determined that one hundred twenty (120) points had been earned, including 30 discretionary points. The Compensation Committee awarded the discretionary points because the Company satisfied three primary strategic milestones: (1) the sale of substantially all of the Company’s Rocky Mountain properties, which was successfully completed in June 2007, (2) the recruitment of a Vice President of Exploration, which was successfully completed with the hiring of Richard L. Smith on July 23, 2007, and (3) the success in the October 2007 Gulf of Mexico lease sale in which Stone acquired 16 new offshore blocks, comprising approximately 5,000 acres for each block, for a total of $13 million.
     The target points and earned points for each of the four measures in 2007 are set forth below:

	Target Points	Earned Points
Reserves	20	17
Production	20	36
Lease Operating Expenses	20	24
Safety (total recordable incident rate)	10	13
Discretionary	30	30

Total	100	120
     The Committee and the Board had approved the following performance measures and targets to be used in determining the annual cash incentive compensation pool for 2007:

								Target	Earned
Factor	Minimum		Target		Stretch		Results	Points	Points
Reserves (Bcfe)	57		74.3		95		72	20%	17%

Production (MMcfe/d)	180	*	197	*	230	*	224	20%	36%

Base LOE ($MM)	$90	*	$85	*	$75	*	83	20%	24%

Safety (Total Recordable Incident Rate)	1.5		1.0		0.5		86	10%	13%

Discretionary								30%	30%

*	Production targets were reduced as a result of the sale of the Rocky Mountain properties, from 200 to 180, from 215 to 197, and from 250 to 230. LOE targets were similarly reduced from $95, $90 and $80.

     The Compensation Committee and the Board approved the following performance measures and targets to be used in determining the annual cash incentive compensation pool for 2008:

Factor	Minimum	Target	Stretch	Points
Reserves (Bcfe)	60	71	90	20

Production (MMcfe/d)	175	195	215	20

Total LOE ($MM)	$149	$145	$130	15

Safety (Total Recordable Incident Rate)	1.05	0.85	.065	10

Relative Stock Performance	#7	#3	#1	20

Discretionary				15
     For 2008, the operating metrics are defined as they were in 2007, except that the Reserves measure is the amount of estimated proved reserves booked during 2008 as a result of drilling activity authorized by the $395 million capital expenditures budget. The Reserves measure excludes revisions due to pricing and significant acquisitions. In addition, the Committee approved the addition of a new metric to address the relative ranking of our stock price performance as compared to our Peer Group of eleven companies. This factor was added to reinforce our objective that compensation be tied to our performance and increasing stockholder value. For 2008, the Lease Operating Expenses factor is the total dollar amount attributable to base lease operating expenses, including major maintenance and insurance premiums.
     Stock Incentive Plan. Stock option and restricted stock grants are designed to align the long-term interests of the Company’s employees with those of its stockholders by directly linking compensation to stockholder return, as well as by enabling employees to develop and maintain a significant, long-term equity ownership position in the Company. The Company’s 2004 Amended and Restated Stock Incentive Plan (“Stock Incentive Plan”) currently authorizes the Compensation Committee to award stock incentives for up to 4,225,000 shares of common stock. The Compensation Committee grants non-statutory options at an exercise price equal to the fair market value of the Company’s common stock on the date of grant. Options granted to employees generally have 10-year terms, with exercise restrictions that lapse over a five-year period. Options granted to non-employee directors have had 5-year terms, with exercise restrictions that lapse over a three-year period. The Plan requires stockholder approval to amend any outstanding option contract to lower the option price. Stock options provide for financial gain derived from the potential appreciation in stock price from the date that the option is granted until the date that the option is exercised. The exercise price of stock option grants is set at fair market value (average of the Company’s high and low stock price) on the grant date. The Company’s long-term performance ultimately determines the value of stock options because gains from stock option exercises are entirely dependent on the long-term appreciation of the Company’s stock price. Restricted stock grants are to fully vest in two or more years at the discretion of the Compensation Committee, and, with very few exceptions, the restricted stock grants fully vest in three years. In 2007, there was a total of 218,084 shares granted (restricted stock and stock options) pursuant to the plan.
     Long-Term Incentive Program. The implementation of the Long-Term Incentive Program (“LTIP”) in 2006 was designed to provide compensation for performance and be competitive for similar positions in the marketplace. The size of the awards under the LTIP is determined by the Company’s prior year performance. However, the performance factor was not used in determining the awards granted in 2006 and January of 2007 due to merger discussions in 2006 and our desire to facilitate retention objectives by providing awards that were at the target level subject to time-based vesting requirements.
     The LTIP creates guidelines established by the Compensation Committee pursuant to which grants of restricted shares are made pursuant to the Stock Incentive Plan. Long-term incentive grants to executive officers are based on job responsibilities and potential for individual contributions, with reference to the levels of total compensation of executives at the Peer Group and ECI survey companies. When it makes grants, the Compensation Committee also considers prior grants of stock options and restricted shares, and the Compensation Committee exercises judgment and discretion in view of these criteria and its general policies. Participants receive awards of restricted shares 50% of which are based solely on market competitive dynamics and 50% of which are based on a defined performance factor; the restrictions on the restricted shares awarded lapse over a three-year period. Mr. Welch has a provision in his employment agreement providing that, after he has completed five consecutive years of employment with the Company as President and CEO, the Board will agree that he will not be required to forfeit upon his retirement any unvested stock options or restricted shares that were granted to him and the options will continue to vest and the restrictions will continue to lapse without his being an employee.
     The defined performance factor for 2007 was a relative share price factor (RSPF) that was designed to yield a value of 0.5 for poor performance and a 1.5 value for outstanding performance. The defined performance factor for 2007 was 1.25 because the Company was tied for third in the relative peer position based on the Company’s stock relative share price factor (averaging 1.3 for third place and 1.2 for fourth place resulted in 1.25). The restricted stock and stock option awards in January 2008 reflected this 2007 performance factor. There was no 2006 performance factor used in granting awards in 2006 and January 2007, and, therefore, awards in 2006 and January 2007 were granted solely at the target level (1.0). Poor performance is defined as the change in percentage share price being in the bottom of the Peer Group and outstanding performance as the change in percentage share price being in the top of the Peer Group with interpolation as per the table below. Thus, if performance was better than average, the LTI shares awarded would have been greater than target and if performance was worse than average, the LTI shares awarded would have been lower than target.

Relative Peer
Position (RPP)	RSPF	RPP	RSPF
1	1.5	7	1.0

2	1.5	8	0.9

3	1.3	9	0.8

4	1.2	10	0.7

5	1.1	11	0.5

6	1.0	12	0.5
     The above table shows the relative ranking of the Company in the Peer Group and the corresponding relative share price performance factor (RSPF). For example, if the Company is in the number 3 position in the Peer Group performance (i.e. the Company’s average daily share price change relative to the peers), then the share multiplier would be 1.3, if the Company is in the number 12 position, then the share multiplier would be 0.5. For 2007, the Company was tied for the number 3 position, and, therefore, it averaged the number 3 and 4 positions (1.3 and 1.2) to achieve a 1.25 performance factor. This performance factor, used in granting restricted stock awards in January 2008, affects one-half of the target number of shares, and, for example, if an executive is targeted for 7,000 shares, 3,500 shares would be multiplied times 1.25 to result in a total award of 7,875 (3,500 plus 4,375) shares. The 2007 performance levels determined the size of awards made in 2008.
     401(k) Plan. Under our 401(k) profit sharing plan, eligible employees are permitted to defer receipt of up to 60% of their compensation up to a maximum amount, plus up to an additional $5,000 catch-up adjustment for employees over the age of 50 (subject to certain limitations imposed under the Code). The plan provides that a discretionary match of employee deferrals, before catch-up adjustments, may be made by the Company, at its discretion, in cash or shares of common stock. During the year ended December 31, 2007, and since the inception of this plan, we have made annual matching contributions of $1 for every $2 contributed by an employee.
     Deferred Compensation Plan. The Stone Energy Corporation Deferred Compensation Plan provides eligible executives and other highly compensated individuals with the option to defer up to 100% of their compensation for a calendar year, and the Compensation Committee may, at its discretion, match a portion or all of the participant’s deferral based upon a percentage determined by the Board. The amounts held under the plan are invested in various investment funds maintained by a third party in accordance with the direction of each participant. During the year ended December 31, 2007, and since the inception of this plan, there were no matching contributions made by the Company, and the Compensation Committee does not anticipate any matching contributions in 2008.
     Perquisites and Other Benefits. Perquisites and other benefits represent a small part of our overall compensation package. These benefits help us attract and retain senior level executives and are reviewed periodically to ensure that they are competitive with industry norms. The perquisites for the CFO included inducements to move to the Company’s headquarters in Lafayette, Louisiana, consisting of temporary housing assistance (now expired) with cash payments to cover the tax liability for the imputed value of such assistance. We also sponsor membership in golf or social clubs for certain senior executives who have responsibility for entertainment deemed necessary or desirable to conduct business and recruit employees.
     The NEOs also participate in a variety of retirement, health and welfare, and paid time-off benefits designed to enable us to attract and retain our workforce in a competitive marketplace. Health and welfare and paid time-off benefits help ensure that we have a productive and focused workforce through reliable and competitive health and other benefits that are available to all employees on a non-discriminatory basis. However, the Company continues to pay life insurance premiums for policies that were purchased for the benefit of its officers in prior years, with Mr. Gates being the only current NEO with such a policy.
     Severance Plan and Change of Control Plans. Our severance and change of control plans are designed to facilitate our ability to attract and retain executives as we compete for talented employees in a marketplace where such protections are commonly offered. We believe that providing consistent, competitive levels of severance protection to senior executives helps minimize distraction during times of uncertainty and helps to retain key employees. The severance plans provide benefits to ease an employee’s transition due to the unexpected employment termination by the Company due to ongoing changes in the Company’s employment needs. The Compensation Committee is responsible for administering these policies and plans.
     Tax Deductibility of Pay. The Compensation Committee also considers the expected tax treatment to the Company and its executive officers as one of the factors in determining compensation matters. Section 162(m) of the Internal Revenue Code of 1986, as amended, generally limits the deductibility of certain compensation expenses in excess of $1 million to any individual in any fiscal year, although certain qualifying performance-based compensation is not subject to the limits on deductibility. The Compensation Committee currently considers the deductibility under Section 162(m) of compensation of its executives to the extent reasonably practical and consistent with the Company’s objectives, but the Compensation Committee may nonetheless approve compensation that does not fall within these requirements. The Compensation Committee may authorize compensation that results in amounts above the limits if it determines that such compensation is in the best interests of the Company. None of the Company’s officers or employees received more than $1 million in base salary in 2006 or in 2007.
     Sections 280G and 4999. We provide our CEO and CFO with certain tax protection in the form of a gross-up payment to reimburse the executive for any excise tax under Code Section 4999 as well as any additional income taxes resulting from such reimbursement. Code Section 4999 imposes a 20% non-deductible excise tax on the recipient of an “excess parachute payment” and Code Section 280G disallows the tax deduction to the payor of any amount of an excess parachute payment that is contingent on a change of control. A payment as a result of a change of control must exceed three (3) times the executive’s base amount in order to be considered an excess parachute payment, and then the excise tax is imposed on the parachute payments that exceed the executive’s base amount. The intent of the tax gross-up is to provide a benefit without a tax penalty to these executives who are displaced in the event of a change of control. We believe the provision of tax protection for excess parachute payments for these executive officers is consistent with market practice, is a valuable executive retention tool, and is consistent with the objectives of our overall executive compensation program.
     Section 409A. We operate our plans in good faith compliance with Section 409A as permitted by the regulations issued by the Internal Revenue Service. We have amended our plans as necessary to comply with Code Section 409A requirements.
     Accounting for Stock-Based Compensation. We are accounting for stock-based payments in accordance with the requirements of Statement of Financial Accounting Standard 123(R).

COMPENSATION COMMITTEE REPORT
     The Compensation Committee does hereby state that:
(A)	The Compensation Committee has reviewed and discussed the foregoing “Compensation Discussion and Analysis” with management; and

(B)	Based on the review and discussions, the Compensation Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in Stone Energy Corporation’s proxy statement and incorporated by reference into Stone Energy Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007.
Compensation Committee,
Richard A. Pattarozzi — Chairman
George R. Christmas
David R. Voelker

EXECUTIVE COMPENSATION
Summary Compensation
     The following table sets forth the compensation earned by the NEOs for services rendered in all capacities to the Company and its subsidiaries for the fiscal years ended December 31, 2007 and December 31, 2006.
SUMMARY COMPENSATION TABLE

						Non-Equity
						Incentive
				Stock	Option	Plan	All Other
Name and			Bonus	Awards	Awards	Compensation	Compensation	Total
Principal Position	Year	Salary ($)	($) (1)	($) (2)	($) (3)	($) (4)	($) (5)	($)

David H. Welch	2007	$465,000	$136,250	$1,190,364	$797,966	$408,750	$17,864	$3,016,194
President and Chief	2006	430,000	193,500	942,572	698,649	236,500	17,251	2,518,472
Executive Officer

Kenneth H. Beer	2007	295,000	87,500	465,300	161,060	262,500	13,616	1,284,976
Senior Vice President	2006	275,000	123,750	354,667	133,740	151,250	43,174	1,081,581
Chief Financial Officer

Jerome F. Wenzel, Jr.	2007	230,000	72,500	223,447	38,260	217,500	7,750	789,457
Senior Vice President,	2006	208,646	93,891	206,452	38,260	114,755	17,500	679,504
Operations/Exploitation

Andrew L. Gates, III	2007	220,000	55,000	219,016	65,679	165,000	11,540	736,235
Senior Vice President,	2006	200,000	90,000	141,573	83,027	110,000	11,000	635,600
General Counsel & Secretary

J. Kent Pierret	2007	210,000	62,500	190,257	62,323	187,500	8,130	720,710
Senior Vice President,	2006	182,500	82,125	123,877	66,164	100,375	7,500	562,541
CAO & Treasurer

(1)	The amounts reflected in the Bonus column for 2006 represent bonuses paid in March 2007 that related to service in 2006, which were discretionary awards granted to encourage employee retention and stabilization necessitated by merger activities in 2006. The amounts reflected in the Bonus column for 2007 represent bonuses paid in March 2008 that related to service in 2007, which were discretionary awards granted by the Compensation Committee.

(2)	Restricted stock awards were made pursuant to our 2004 Amended and Restated Stock Incentive Plan. The value shown for the stock awards reflects amounts recognized in 2007 for financial reporting purposes under FAS123(R) for restricted stock awards granted during and prior to fiscal 2007, except that estimates of forfeitures related to service-based vesting conditions have been disregarded. See Note 9 to our audited financial statements included in our Form 10-K for the year ended December 31, 2007 for a complete description of the FAS123(R) valuation, including the assumptions used.

(3)	Stock option awards were made pursuant to our 2004 Amended and Restated Stock Incentive Plan. The value shown for the option awards reflects amounts recognized in 2007 for financial reporting purposes under FAS 123(R) for stock option awards granted during and prior to fiscal 2007, except that estimates of forfeitures related to service-based vesting conditions have been disregarded. See Note 9 to our audited financial statements included in our Form 10-K for the year ended December 31, 2007 for a complete description of the FAS123(R) valuation, including the assumptions used.

(4)	The amounts reflected in the Non-Equity Incentive Plan Compensation column relate to services provided for the applicable fiscal year. Such amounts were earned pursuant to the annual incentive compensation plan.

(5)	The following table provides detail for the All Other Compensation column in the Summary Compensation Table for each of the named NEOs in 2007:

	Mr.		Mr.		Mr.
	Welch	Mr. Beer	Wenzel	Mr. Gates	Pierret
Company 401(k) match	$7,750	$7,750	$7,750	$7,750	$7,750
Life insurance premiums	—	—	—	3,500	—
Annual dues for club memberships	10,114	60	—	290	380
Housing allowance	—	4,000	—	—	—
Tax gross-up on housing allowance	—	1,806	—	—	—

	$17,864	$13,616	$7,750	$11,540	$8,130

The following table provides detail for the All Other Compensation column in the Summary Compensation Table for each of the named NEOs in 2006:

	Mr.				Mr.
	Welch	Mr. Beer	Mr. Wenzel	Mr. Gates	Pierret
Company 401(k) match	$7,500	$7,500	$7,500	$7,500	$7,500
Life insurance premiums	—	—	—	3,500	—
Annual dues for club memberships	9,751	—	—	—	—
Moving allowance	—	—	10,000
Housing allowance	—	24,811	—	—	—
Tax gross-up on housing allowance	—	10,863	—	—	—

	$17,251	$43,174	$17,500	$11,000	$7,500

Grants of Plan Based Awards
     The following table discloses detail regarding equity awards during the fiscal year ended 2007 under plan-based grants for the NEOs. It also discloses potential future payouts under the Company’s non-equity incentive plan.
2007 GRANTS OF PLAN BASED AWARDS TABLE

All Other
					All Other	Option
					Stock	Awards:
					Awards:	Number
					Number	of		Closing
		Estimated Future Payouts Under			of Shares	Securities	Exercise or Base	Market	Grant Date Fair
		Non-Equity Incentive Plan Awards (1)			of Stock	Underly-	Price of Option	Price on Grant	Value of Stock and
	Grant	Target	Threshold	Maximum	or Units	ing Options	Awards	Date of Options	Option Awards
Name	Date	($)	($)	($)	(#)	(#)	($/Sh) (2)	($/Sh) (2)	($) (3)

David H. Welch	1/9/07 1/9/07 —	— — —	— — $465,000	— — $930,000	20,000 — —	— 15,000 —	— $33.19 —	— $33.30 —	$663,800 $204,900 —

Kenneth H. Beer	1/9/07 1/9/07 —	— — —	— — $295,000	— — $590,000	10,000 — —	— 10,000 —	— $33.19 —	— $33.30 —	$331,900 $136,600 —

Jerome F. Wenzel, Jr.	1/9/07 —	— —	— $230,000	— $460,000	9,000 —	— —	— —	— —	$298,710 —

Andrew L. Gates, III	1/9/07 —	— —	— $220,000	— $440,000	7,000 —	— —	— —	— —	$232,330 —

J. Kent Pierret	1/9/07 —	— —	— $210,000	— $420,000	6,000 —	— —	— —	— —	$199,140 —

(1)	For 2007, achieving the targets for each of the four performance measures would have earned 70 points or 70% of the employee’s targeted bonus opportunity, plus up to 30% as a discretionary amount. Similarly, achieving the stretch goals for each performance measure would have earned 140 points or 140% of the employee’s targeted incentive award opportunity, plus up to 60% as a discretionary amount. Thus, achieving the targets could have resulted in an award of 100% and achieving the stretch goals could have resulted in a maximum award of 200%. If none of the minimums are achieved and if no discretionary amount is awarded, then no cash incentive award would be granted. Please read “Compensation Discussion and Analysis — Executive Compensation Components — Cash Incentive/Discretionary Bonus Compensation” for additional information.

(2)	Option exercise price represents average of Company’s high and low stock price on date of grant. Closing market price on date of grant is disclosed if higher than option price.

(3)	Calculated in accordance with FAS123(R) as described in footnotes 2 and 3 to the Summary Compensation Table.
     On January 15, 2008, Mr. Welch was granted 25,000 stock options, and Mr. Beer was granted 15,000 stock options. Stock options are priced at fair market value on the date of the grant. The exercise price of these options is $44.67, and they vest 20% each year over a five-year period, with the first vesting of 20% beginning on January 15, 2009. On January 15, 2008, Mr. Welch was granted 28,125 shares of restricted stock, Mr. Beer was granted 16,875 shares of restricted stock, Mr. Wenzel was granted 10,125 shares of restricted stock, and Messrs. Pierret and Gates were each granted 7,875 shares of restricted stock. The forfeiture restrictions on the restricted stock lapse 33.3% each year over a three-year period. These 2008 grants were related to 2007 performance. These grants will be shown in the 2008 Grants of Plan Based Awards Table contained in our 2009 Proxy Statement.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table
     The following narrative provides additional information about the various compensation plans, programs and policies reflected in the Summary Compensation Table and the Grants of Plan-Based Awards table.
     At the annual meeting in 2004, the stockholders approved the current 2004 Amended and Restated Stock Incentive Plan (the “2004 Plan”). The 2004 Plan is an amendment and restatement of the 2001 Amended and Restated Stock Option Plan, which was originally effective as of May 17, 2001 and was also approved by the stockholders. The aggregate maximum number of shares authorized to be issued under the 2004 Plan is 4,225,000. The 2004 Plan is the Company’s only equity compensation plan, and any awards of stock options or restricted stock are pursuant to the 2004 Plan.
     The material terms of the employment agreements for Messrs. Welch and Beer are set forth below under “Employment Agreements, Termination of Employment, Severance and Change-in-Control Plans — Employment Agreements.” None of the other NEOs has an employment agreement. The Company has never paid dividends, but any restricted stock awards to employees entitle the recipient to receive dividends, if paid, and to vote the shares. Once stock options or restricted stock are granted, there are no performance-based conditions to vesting. Vesting of stock options occurs over a period of five years, and restrictions lapse on restricted stock over a period of three years. There were no material modifications of any stock option or restricted stock awards during 2007. The proportion of salary and bonus or cash-based compensation to equity-based compensation will vary, year to year, with the Company’s stock price and with the annual bonus amounts, but, over time, the proportions should be approximately equal.
Outstanding Equity Awards at Fiscal Year-End
     The following table contains information concerning the number and value of exercisable and unexercisable options as well as the number and value of unvested restricted stock awards at December 31, 2007.
OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2007

	Option Awards					Stock Awards
	Number of	Number of						Market Value of
	Securities	Securities				Number of Shares or		Shares or Units of
	Underlying	Underlying		Option Exercise		Units of Stock That		Stock That Have Not
	Unexercised Options	Unexercised Options		Price	Option Expiration	Have Not Vested		Vested
Name	(#) Exercisable	(#) Unexercisable		($)	Date	(#)		($)

David H. Welch	—	15,000	(1)	$33.19	1/9/2017
	3,000	12,000	(2)	47.75	2/7/2016
	12,000	18,000	(3)	48.29	6/16/2015
	60,000	40,000	(4)	48.90	4/1/2014
						11,044	(9)	$518,074
						8,333	(10)	390,901
						13,333	(11)	625,451
						20,000	(12)	938,200

Kenneth H. Beer	—	10,000	(5)	$33.19	1/9/2017
	12,000	18,000	(6)	53.20	8/1/2015
						6,667	(13)	$312,749
						10,000	(14)	469,100

Jerome F. Wenzel, Jr.	6,000	4,000	(7)	$44.04	10/1/2014
						2,333	(15)	$109,441
						9,000	(16)	422,190

Andrew L. Gates, III	3,200	800	(8)	$36.46	11/14/2013
	18,000	—		32.96	12/6/2012
	5,000	—		38.79	09/10/2011
	25,000	—		58.16	5/18/2010
						2,667	(17)	$125,109
						7,000	(18)	328,370

J. Kent Pierret	2,400	600	(8)	$36.46	11/14/2013
	10,800	—		32.96	12/6/2012
	2,000	—		38.79	09/10/2011
	45,000	—		58.16	05/18/2010
						2,333	(19)	$109,441
						6,000	(20)	281,460

1)	Stock options which vest 3,000 per year on January 9 of 2008 through 2012.

2)	Stock options which vest 3,000 per year on February 7 of 2008 through 2011.

3)	Stock options which vest 6,000 per year on June 16 of 2008 through 2010.

4)	Stock options which vest 20,000 per year on April 1 of 2008 and 2009.

5)	Stock options which vest 2,000 per year on January 9 of 2008 through 2012.

6)	Stock options which vest 6,000 per year on August 1 of 2008 through 2010.

7)	Stock options which vest 2,000 per year on October 1 of 2008 and 2009.

8)	Stock options which fully vest on November 14, 2008.

9)	Restricted stock grant which vests 5,522 shares per year on April 1 of 2008 and 2009.

10)	Restricted stock grant which fully vests on June 16, 2008.

11)	Restricted stock grant which vests 6,666 shares per year on February 7 of 2008 and 2009.

12)	Restricted stock grant which vests as follows: 6,667 shares on January 9 of 2008, 6,666 shares on January 9, 2009 and 6,667 shares on January 9, 2010.

13)	Restricted stock grant which fully vests on August 1, 2008.

14)	Restricted stock grant which vests as follows: 3,334 shares on January 9, 2008, 3,333 shares on January 9, 2009 and 3,333 shares on January 9, 2010.

15)	Restricted stock grant which fully vests on August 16, 2008.

16)	Restricted stock grant which vests 3,000 shares per year on January 9 of 2008 through 2010.

17)	Restricted stock grant which fully vests on August 16, 2008.

18)	Restricted stock grant which vests as follows: 2,334 shares on January 9, 2008, 2,333 shares on January 9, 2009 and 2,333 shares on January 9, 2010.

19)	Restricted stock grant which fully vests on August 16, 2008.

20)	Restricted stock grant which vests 2,000 shares per year on January 9 of 2008 through 2010.
Option Exercises and Stock Vested
     The following table sets forth information regarding the number of options exercised and stock awards vested, and the related value received during 2007 for the NEOs.
OPTION EXERCISES AND STOCK VESTED TABLE

	Option Awards		Stock Awards
	Number of		Number of
	Shares		Shares	Value Realized
	Acquired	Value Realized	Acquired	on
	on Exercise	on Exercise	on Vesting	Vesting
Name	(#)	($)	(#)	($)

David H. Welch	—	—	20,522	$680,426

Kenneth H. Beer	—	—	6,666	215,112

Jerome F. Wenzel, Jr.	—	—	2,333	71,506

Andrew L. Gates, III	10,000	38,550	2,666	81,713

J. Kent Pierret	—	—	2,333	71,506

Non-Qualified Deferred Compensation
     The following table sets forth information regarding non-qualified deferred compensation during the last fiscal year for the NEOs.
NON-QUALIFIED DEFERRED COMPENSATION TABLE

	Executive	Aggregate
	Contributions	Earnings	Aggregate
	in Last FY	in Last FY	Balance at Last FYE
Name	($) (1)	($)	($)

David H. Welch	839,677	262,160	2,098,496

Kenneth H. Beer	211,523	30,122	391,486

Jerome F. Wenzel, Jr.	—	3,277	43,469

Andrew L. Gates, III	—	23,098	322,463

J. Kent Pierret	—	—	—

(1)	Reflects the following amounts for each of the following NEOs that are reported as compensation to the officer in the Summary Compensation Table: Mr. Welch — $839,677 and Mr. Beer — $211,523.
     The Stone Energy Corporation Deferred Compensation Plan provides eligible executives and other highly compensated individuals with the option to defer up to 100% of their salary and/or 100% of their bonus for a calendar year, and the Compensation Committee may, at its discretion, match all or a portion of the participant’s deferral based upon a percentage determined by the Board. Deferral elections are made separately for salary and/or bonus not later than December for amounts to be earned in the following year. In addition, the Board may elect to make discretionary profit sharing contributions to the plan. Since the inception of the plan there have been no matching or profit sharing contributions made by the Company, and the Compensation Committee does not anticipate making any matching or profit sharing contributions in 2008.
     All employee contributions to the plan and investment returns on those contributions are fully vested, and there have not been any Company contributions to the plan. Distributions due to termination of employment will be made as a lump-sum cash payment or in installments, based on the participant’s election and subject to the six-month delay of distributions imposed on certain key employees of the Company by section 409A of the Code. Distributions upon a “change of control” (as defined in the plan) will be made in a lump sum. The amounts held under the plan are invested in various investment funds maintained by a third party in accordance with the direction of each participant. Investment options under the plan are identical to the investment options available to participants in the Stone Energy Corporation 401(k) Profit Sharing Plan. Both the Deferred Compensation Plan and the 401(k) Profit Sharing Plan utilize a mutual fund investment window that enables participants to elect a wide variety of mutual funds. Participants may change their investment elections daily. The investment funds and rate of return for the year ended December 31, 2007, for the investment options actually elected by one or more the NEOs for all or any portion of 2007 are as follows:
•	David H. Welch — Stock investments include Fidelity Contrafund, Fidelity International Discovery, Fidelity Select Healthcare Fund and Fidelity Japan Fund with a combined rate of return for the year ended December 31, 2007 of 16.1%.

•	Kenneth H. Beer — Stock investments include Fidelity Leveraged Co. Stock Fund, Fidelity Diversified International Fund, Fidelity Small Cap Stock Fund and Spartan US Equity Index with a combined rate of return for the year ended December 31, 2007 of 12.2%.

•	Jerome F. Wenzel, Jr. — Stock investments include Fidelity Cap Appreciation Fund, Fidelity Spartan US Equity Index, Baron Asset Fund and Fidelity Diversified International with a combined rate of return for the year ended December 31, 2007 of 8.2%.

•	Andrew L. Gates, III — Stock investments include Fidelity Mega Cap Fund, Fidelity Balanced Fund, Fidelity Value Fund, Fidelity Convertible Securities Fund and Fidelity Strategic Dividend and Income Fund with a rate of return for the year ended December 31, 2007 of 7.7%.

Potential Payment Upon Termination or Change of Control
     The table below reflects the amount of compensation to each of the NEOs of the Company in the event of termination of such executive’s employment. The amount of compensation payable to each NEO upon “Involuntary Termination” without cause or for “Good Reason,” “Change of Control” termination without “Cause” or for “Good Reason,” voluntary termination, or in the event of disability or death of the executive is shown below. These terms are based upon the definitions in the Company’s Executive Change in Control Severance Plan and the Company’s Executive Change in Control Severance Policy (“2005 Executive Policy”), which are described in greater detail below:
•	“Cause” shall mean shall mean any termination of an executive’s employment by reason of the executive’s willful and continued failure to substantially perform their duties after written notice of such failure has been given to the executive, or the willful engaging by the executive in conduct that is materially injurious to the Company and its affiliates taken as a whole, monetarily or otherwise.

•	A “Change of Control” is generally deemed to have occurred if the event set forth in any of the following paragraphs shall have occurred:
o	any person is or becomes the Beneficial Owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of 20% or more of the combined voting power of the Company’s securities (though not including securities that were acquired directly from the Company);

o	the current Board of Directors fails to constitute the majority of the members of the Board, unless the Board members replacing the current members were appointed or elected by the current Board;

o	an arrangement, merger or consolidation of the Company other than a transaction which would: (1) result in the voting securities of the Company outstanding immediately prior to such transaction continuing to represent at least 65% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after transaction, or (2) result in an arrangement, merger or consolidation which is effected to implement a recapitalization of the Company (or similar transaction) in which no person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities; or

o	the Company’s stockholders approve a plan of complete liquidation or dissolution of the Company, or there is a sale or disposition of all or substantially all of the Company’s assets.
•	“Good Reason” shall mean the occurrence (without the executive’s express written consent) on or within 12 months after any Change of Control of any one of the following acts by the Company:
o	a material reduction in the executive’s annual base salary as in effect on the date of the Change of Control;

o	a material diminution in the authority, duties or responsibilities of the Executive as in effect immediately prior to the Change of Control; or

o	a requirement that the executive transfer to a work location that is more than 50 miles from such executive’s principal work location immediately prior to the Change of Control.
•	An “Involuntary Termination” means any termination of the executive’s employment by the Company other than for Cause or a termination by the executive on or following a Change of Control, but not later than 12 months after the Change of Control, for a Good Reason.
     The following assumptions were used in determining the amounts below in the Potential Payment Upon Termination or Change of Control Table:
•	All terminations would be effective as of December 31, 2007 (the last business day of 2007).

•	The closing share price of Stone Energy common stock as of December 31, 2007 was $46.91. The closing price of the Company’s stock on the New York Stock Exchange on March 20, 2008 was $___, which could change the payout in the event of a Change of Control. There can be no assurance that a Change of Control would produce the same or similar results as those described if it occurs on any other date or at any other price, or if any assumption is not correct in fact.

•	The actual amounts to be paid can only be determined at the time of such executive’s separation from the Company. The cash incentive compensation, for example, is a pro rata share of the bonus opportunity for the year up to the date of termination at the then projected year-end rate of payout in an amount, if any, as determined by the Compensation Committee in its sole discretion.

•	Outplacement services are not to exceed a cost to the Company of 5% of the base annual salary of the executive.

•	Vacation pay assumes the executive has not used any vacation days and is being paid for all unused days.

•	The 401(k) match assumes the executive is eligible for the maximum contribution.

•	Tax gross-up payments reflect the amount payable to the executives to offset any excise tax imposed under the Internal Revenue Code. The amount shown assumes the “base amount” is the five-year average W-2 earnings for the period of calendar years 2002 through 2006. The benefit amount in excess of a named executive officer’s “base amount” is considered an “excess parachute payment” and if the “parachute payment” is equal to or greater than three times the base amount, it is subject to an excise tax. The calculation of the gross up amounts are based upon an excise tax rate under Section 4999 of 20%, a 35% federal income tax rate and a 1.45% Medicare tax rate. We have also made the assumptions that (1) no amounts will be discounted as attributable to reasonable compensation, (2) all cash severance payments are contingent upon a Change in Control, and (3) we could rebut the presumption required under applicable regulations that the equity awards granted in 2007 were contingent upon a Change in Control.

POTENTIAL PAYMENT UPON TERMINATION OR CHANGE OF CONTROL TABLE

		Involuntary	Change of Control
		Termination	Termination
		w/o Cause or for	w/o Cause or for	Voluntary
Name	Benefit	Good Reason	Good Reason	Termination	Death	Disability

David H. Welch	Severance (1)	$2,780,700	$2,780,700	$—	(2)	(2)
	Cash incentive compensation (4)	545,000	545,000	—	—	—
	Tax gross-up payment (5)	—	1,605,520	—	—	—
	Outplacement (6)	23,250	23,250	—	—	—
	401(k) match (7)	—	7,750	—	—	—
	Health and welfare benefits (8)	5,451	5,451	—	—	—
	Stock options and restricted
	stock — accelerated vesting (9)	—	2,678,426	—	—	—
	Vacation pay (10)	44,712	44,712	44,712	—	—

	Total	$3,399,113	$7,690,809	$44,712

Kenneth H. Beer	Severance (1)	$1,764,100	$1,764,100	$—	(2)	(2)
	Cash incentive compensation (4)	350,000	350,000	—	—	—
	Tax gross-up payment (5)	—	955,001	—	—	—
	Outplacement (6)	14,750	14,750	—	—	—
	401(k) match (7)	—	7,750	—	—	—
	Health and welfare benefits (8)	5,451	5,451	—	—	—
	Stock options and restricted
	stock — accelerated vesting (9)	—	919,049	—	—	—
	Vacation pay (10)	28,365	28,365	28,365	—	—

	Total	$2,162,666	$4,044,466	$28,365

Jerome F. Wenzel, Jr.	Severance (1)	$230,000	$687,700	$—	(2)	(2)
	Cash incentive compensation (4)	290,000	290,000	—	—	—
	Tax gross-up payment	—	—	—	—	—
	Outplacement (6)	11,500	11,500	—	—	—
	401(k) match (7)	—	7,750	—	—	—
	Health and welfare benefits (8)	5,451	5,451	—	—	—
	Stock options and restricted
	stock — accelerated vesting (9)	—	543,111	—	—	—
	Vacation pay (10)	22,115	22,115	22,115	—	—

	Total	$559,066	$1,567,627	$22,115

Andrew L. Gates, III	Severance (1)	$220,000	$657,800	$—	(2)	(2)
	Cash incentive compensation (4)	220,000	220,000	—	—	—
	Tax gross-up payment	—	—	—	—	—
	Outplacement (6)	11,000	11,000	—	—	—
	401(k) match (7)	—	7,750	—	—	—
	Health and welfare benefits (8)	5,451	5,451	—	—	—
	Stock options and restricted
	stock — accelerated vesting (9)	—	461,839	—	—	—
	Vacation pay (10)	21,154	21,154	21,154	—	—

	Total	$477,605	$1,384,994	$21,154

J. Kent Pierret	Severance (1)	$210,000	$627,900	$—	(2)	(2)
	Cash incentive compensation (4)	250,000	250,000	—	—	—
	Tax gross-up payment	—	—	—	—	—
	Outplacement (6)	10,500	10,500	—	—	—
	401(k) match (7)	—	7,750	—	—	—
	Health and welfare benefits (8)	5,451	5,451	—	—	—
	Stock options and restricted
	stock — accelerated vesting (9)	—	397,171	—	—	—
	Vacation pay (10)	20,192	20,192	20,192	—	—

	Total	$496,143	$1,318,964	$20,192

(1)	Severance amounts for Messrs. Welch and Beer are calculated by multiplying the sum of each executive’s base salary and target bonus by 2.99. Mr. Welch’s base salary and target bonus are each $465,000 for 2007; Mr. Beer’s base salary and target bonus are each $295,000 for 2007.

(2)	No additional benefits in the event of death or disability other than what is provided under the company’s life and disability benefit plans. Life insurance benefits are 2 1/2 times annual salary with a maximum of $200,000 and disability benefits provide for 66 2/3% of salary with a maximum of $10,000 per month.

(3)	Severance amounts for Messrs. Wenzel, Pierret and Gates are calculated by multiplying each executive’s base salary by 2.99. The 2007 base salaries for Messrs. Wenzel, Pierret and Gates were $230,000, $210,000 and $220,000, respectively.

(4)	These amounts reflect the awards for each executive in 2007 under the Company’s annual incentive compensation plan and for the discretionary bonus awards; these amounts are further discussed above in the Summary Compensation Table.

(5)	The tax gross-up payments for Messrs. Welch and Beer were calculated using the assumptions referenced in the narrative above the table.

(6)	The amounts reported for each executive’s outplacement services assume that the maximum amount of 5% of salary was paid.

(7)	Each 401(k) match assumes that the Company provided the executive with 50% of the maximum amount allowable by the Internal Revenue Code such contribution, which was $15,500 for 2007.

(8)	The amounts reported above represent the portion of employee health insurance premiums covered by the Company in the amount of $908.49 per month multiplied by 6 months.

(9)	The amounts reported above are the combination of the acceleration of both stock options and restricted stock. The stock option portion of this amount is calculated by multiplying the number of stock options that are “in-the-money” as of December 31, 2007 (meaning that the stock option exercise price is below the fair market value of the options on the date of exercise) by the difference in the exercise price and the fair market value of the stock options, which was $46.91 on December 31, 2007.
a.	Mr. Welch held 15,000 “in-the-money” stock options with an exercise price of $33.19.

b.	Mr. Beer held 10,000 “in-the-money” stock options with an exercise price of $33.19.

c.	Mr. Wenzel held 4,000 “in-the-money” stock options with an exercise price of $44.04.

d.	Mr. Gates held 800 “in-the-money” stock options with an exercise price of $36.46.

e.	Mr. Pierret held 600 “in-the-money” stock options with an exercise price of $36.46.
The restricted stock portion of the amounts above are calculated by multiplying the number of restricted stock each executive holds as of December 31, 2007 by the fair market value of the stock, $46.91.
a.	Mr. Welch held 52,710 shares of restricted stock.

b.	Mr. Beer held 16,667 shares of restricted stock.

c.	Mr. Wenzel held 11,333 shares of restricted stock.

d.	Mr. Gates held 9,667 shares of restricted stock.

e.	Mr. Pierret held 8,333 shares of restricted stock.
(10)	The amounts reported above for vacation pay were calculated by using the officer’s base salary divided by 52 weeks, multiplied by 5 weeks.
Employment Agreements, Termination of Employment, Severance and Change-in-Control Plans
     Employment Agreements
     On May 19, 2005, the Company entered into an employment agreement, commencing August 1, 2005, with Mr. Kenneth H. Beer. Under the agreement, Mr. Beer received (1) a base salary of $260,000 annually, (2) an award of 20,000 shares of restricted stock whereby one-third of the restrictions will lapse each year over three years, (3) stock options to acquire 30,000 shares of the Company’s common stock (vesting 20% per year over five years), and (4) the eligibility to receive additional awards with annual targets of 10,000 shares of restricted stock and stock options for 10,000 shares. The employment agreement does not specifically address severance provisions, but instead provides that Mr. Beer shall receive severance benefits as set forth in the Company’s Executive Change in Control Severance Plan. The agreement further provided for relocation assistance and/or lodging for a period not to exceed eighteen months, and this period of eighteen months has now expired.
     On January 12, 2006, the Company entered into an employment agreement with Mr. David H. Welch. Under the agreement, upon completion of five consecutive years of employment, Mr. Welch will not be required to forfeit, at the time of retirement, any unvested stock options or any restricted shares, and these options will continue to vest and the restrictions will continue to lapse without his being an employee of the Company. Additionally, upon termination by the Company, other than for cause or by Mr. Welch for Good Reason in connection with or within twenty-four (24) months of a Change of Control, Mr. Welch will receive a lump sum cash severance payment equal to 2.99 times the sum of his annual base salary and any target bonus at the 100% level, along with any earned but unpaid salary and a pro rata bonus opportunity up to the date of termination, plus outplacement services of up to 5% of his base salary. To the extent such payments are subject to any tax imposed under Section 4999 of the Internal Revenue Code (the “Excise Tax”), the Company will pay Mr. Welch an additional amount to offset the Excise Tax. The Company agreed to employ Mr. Welch through December 31, 2008, with the term of the agreement to be automatically extended for one year on each December 31, such that each December 31 will begin a new three-year term.
     Change of Control and Severance Policies and Plans
     The Company’s severance and change in control policies are designed to facilitate the Company’s ability to attract and retain executives as the Company competes for talented employees in a marketplace where such protections are commonly offered. The severance plans provide benefits to ease an employee’s transition due to the unexpected employment termination by the Company due to ongoing changes in the Company’s employment needs. The change in control plans encourage employees to remain focused on the Company’s business in the event of rumored or actual fundamental corporate changes. The Compensation Committee is responsible for administering these policies and plans.
     The Company has retention and severance policies and plans currently in effect for (1) the CEO and CFO, (2) other officers of the Company, and (3) the employees of the Company. The 2005 Executive Policy is currently applicable solely to the CEO and CFO. The 2005 Executive Policy was amended on December 7, 2007 to comply with Internal Revenue Code Section 409A. Pursuant to employment agreements with Messrs. Welch and Beer and the 2005 Executive Policy, if either such executive’s employment is terminated following a Change of Control (other than termination by the Company for cause or by reason of death or disability) or if such executive terminates his employment in certain circumstances defined in the agreement or plan which constitute Good Reason, the CEO and the CFO will each receive:
•	a base salary up to the date of termination;

•	a lump sum severance payment of 2.99 times the sum of (1) the executive’s annual base salary calculated using the annual salary rate in effect at the time of termination and (2) any target bonus at the one hundred percent level for which the executive is eligible for the fiscal year in which the termination occurs;

•	a lump sum amount representing a pro rata share of the bonus opportunity up to the date of termination at the then projected year-end rate of payout, in an amount, if any, as determined by the Compensation Committee in its sole discretion;

•	outplacement services the duration and costs for which shall be determined by the then prevailing practice of the Human Resources Department and, in no event, shall exceed a cost to the Company of 5% of the base annual salary of the executive;

•	a Gross-Up Payment in an amount equal to the excise tax charged to the executive as a result of the receipt of any change-of-control payments, provided that if it shall be determined that the executive is entitled to a Gross-Up Payment but the total to be paid does not exceed 110% of the greatest amount (the “Reduced Amount”) that could be paid to the executive such that the receipt of the total would not give rise to any excise tax, then no Gross-Up Payment shall be made and the total payments to the executive in the aggregate shall be reduced to the Reduced Amount; and

•	other benefits consistent with practices for non-executive employees.
The “other benefits,” upon a Change of Control would be those benefits available to other executives and employees on a non-discriminatory basis pursuant to the 2006 Change of Control Plans, as amended, described below, including:
•	unexercised in-the-money stock options shall be fully vested and cancelled immediately prior to the Change of Control for cash equal to the excess, if any, of the product of the number of the Company’s shares issuable upon exercise of the respective stock options times the per share cash consideration to be determined by the Board in connection with the Change of Control over the aggregate exercise price of such stock options;

•	all the remaining vesting restrictions with respect to any of the Company’s restricted stock awards issued or issuable pursuant to any of the Company’s stock incentive plans shall expire;

•	the Company will contribute to its 401(k) plan a matching amount for the participants equal to $1.00 for every $2.00 contributed as a 401(k) contribution (other than a 401(k) catch-up contribution) by the participants in the 401(k) plan for the period from January 1 in the calendar year of the Change of Control through the effective date of the Change of Control, less any matching amounts previously contributed to the 401(k) plan for such period, if any, to be credited to the 401(k) plan participants’ accounts according to the terms of the 401(k) plan, up to a total maximum matching contribution for an individual participant’s account that does not exceed the limit authorized by the Internal Revenue Code for such contribution; and

•	the continuation of the Health Benefit Coverages for himself and, where applicable, his eligible dependents for the remainder, if any, of the six-month period following the date of the Change of Control, at a cost to the Executive that is equal to the cost for an active employee for similar coverage.
     Effective November 16, 2006, the Company adopted an Executive Change of Control and Severance Plan (the “2006 Executive Plan”) and also an Employee Change of Control Severance Plan (the “2006 Employee Plan”) (collectively, the “2006 Change of Control Plans”). Effective December 7, 2007, the Company amended and restated the 2006 Change of Control Plans to comply with Internal Revenue Code Section 409A and to provide that each of these plans shall remain in force and effect until amended or terminated. Notwithstanding the foregoing, the plans may not be amended or terminated to adversely affect the benefits or potential rights to benefits for a period of 12 months following amendment or termination. In the event of a Change of Control during the existence of either of the plans, the term of the plan shall automatically be extended for 12 months following the date of such Change of Control. Pursuant to each of these plans, upon a Change of Control, eligible executives and employees would receive the following:
•	unexercised in-the-money stock options shall be fully vested and cancelled immediately prior to the Change of Control for cash equal to the excess, if any, of the product of the number of the Company’s shares issuable upon exercise of the respective stock options times the per share cash consideration to be determined by the Board in connection with the Change of Control over the aggregate exercise price of such stock options;

•	all the remaining vesting restrictions with respect to any of the Company’s restricted stock awards issued or issuable pursuant to any of the Company’s stock incentive plans shall expire;

•	the Company will contribute to its 401(k) plan a matching amount for the participants equal to $1.00 for every $2.00 contributed as a 401(k) contribution (other than a 401(k) catch-up contribution) by the participants in the 401(k) plan for the period from January 1 in the calendar year of the Change of Control through the effective date of the Change of Control, less any matching amounts previously contributed to the 401(k) plan for such period, if any, to be credited to the 401(k) plan participants’ accounts according to the terms of the 401(k) plan, up to a total maximum matching contribution for an individual participant’s account that does not exceed the limit authorized by the Internal Revenue Code for such contribution;

•	an eligible employee (but not executive) will receive a lump sum cash payment equal to the product of (1) the number of restricted shares of the Company stock that the employee would have received under the Company’s stock plan but did not receive for his or her targeted long-term stock incentive award, if any, for the calendar year in which the Change of Control occurs times (2) the price per share of the Company’s common stock utilized in effecting the Change of Control, prorated by multiplying such amount by the number of full months that have elapsed from January 1 of that calendar year to the effective date of the Change of Control and then dividing by 12;

•	an eligible executive would be eligible to receive a lump sum amount representing a pro rata share of the bonus opportunity up to the date of termination at the then projected year-end rate of payout, in an amount, if any, as determined by the Compensation Committee in its sole discretion (this amount would be payable upon a Change of Control or upon an Involuntary Termination; and

•	if an eligible executive or an employee incurs an Involuntary Termination upon a Change of Control, such executive or employee would be entitled to Health Benefit Coverages for himself and, where applicable, his eligible dependents for six months following the Change of Control.
     Pursuant to the 2006 Executive Plan, as amended, if an eligible executive incurred an Involuntary Termination upon a Change of Control, he or she would also receive:

•	a lump sum severance payment of 2.99 times the executive’s annual base salary (for an Involuntary Termination prior to a Change of Control, the amount is one year of annual base salary); these payments are based on present salaries (at 2.99 times), and as of December 31, 207 would be $687,700 for Mr. Wenzel, $657,800 for Mr. Gates, and $627,900 for Mr. Pierret; and

•	eligibility to receive outplacement services the duration and costs for which shall be determined by the then prevailing practice of the Human Resources Department and, in no event, shall exceed a cost to the Company of 5% of the base annual salary of the executive.
     The 2006 Executive Plan, as amended, covers all of the Company’s officers, except to the extent an officer is covered by the 2005 Executive Policy, which currently applies to only Messrs. Welch and Beer. Severance is triggered by a termination of employment by the Company for the convenience of the Company, as determined by the Compensation Committee of the Board, whether or not a Change of Control has occurred. On and during the 12-month period following a Change of Control, a termination of the executive other than for Cause or a resignation for Good Reason is deemed to be for the convenience of the Company. Executives who are terminated within the scope of the plan would be entitled to certain payments and benefits including the following: a lump sum equal to annual pay (or 2.99 times annual pay if the termination is on or after a Change of Control), a pro-rated portion of the projected bonus, if any, for the year of termination or Change of Control, continued health plan coverage for the executive and the executive’s eligible dependents for six months and outplacement services of up to 5% of base salary. If the payments would be “excess parachute payments,” they will be reduced as necessary to avoid the 20% excise tax under Section 4999 of the Internal Revenue Code (the “Code”) but only if the executive is in a better net after-tax position after such reduction. Also, if a payment would be to a “key employee” for purposes of Section 409A of the Code, payment will be delayed until six months after his termination if required to comply with Section 409A. Benefits paid upon a Change of Control, without regard to whether there is a termination of employment, include the following: lapse of restrictions on restricted stock, accelerated vesting and cash-out of all in-the-money stock options, a 401(k) plan employer matching contribution at the rate of 50%, and a pro-rated portion of the projected bonus, if any, for the year of Change of Control.
     The 2006 Executive Plan, as amended, also requires that the executive sign a release within 45 days of an Involuntary Termination in order to receive the applicable payments for such a termination. The release will state that the Compensation Committee, the plan’s fiduciaries, the Company and the Company’s parent corporation, subsidiaries, affiliates, shareholders, partners, officers, directors, employees and agents are released from all causes of action of any kind, including all claims or causes of action that may arise out of that executive’s termination. The execution of the release and the receipt of the benefits provided under the plan will constitute full settlement of all such claims and causes of action relating to the executive’s employment or termination of employment.
Payments Made Upon Termination
     Regardless of the manner in which a NEO’s employment terminates, he is entitled to receive amounts earned during his employment. Such amounts include:
•	non-equity compensation earned during the fiscal year;

•	amounts contributed pursuant to the Company’s Deferred Compensation Plan;

•	unused vacation pay; and

•	amounts accrued and vested through the Company’s 401(k) Plan.
Payments Made Upon Retirement
     The Company does not have any retirement plan or pension plan for any officers or other employees.
Payments Made Upon Death or Disability
     In the event of the death or disability of a NEO, in addition to the benefits listed under the headings “Payments Made Upon Termination” above, the NEO will receive benefits under the Company’s disability plan or payments under the Company’s life insurance plan, as appropriate.
Payments Made Upon a Change of Control or Voluntary Termination for Good Reason
     The Company has entered into employment agreements with its Chief Executive Officer and its Chief Financial Officer. Additionally, the Company has retention and severance policies and plans currently in effect for (1) the CEO and CFO, (2) other officers of the Company, and (3) the employees of the Company. The Company’s Executive Change in

Control Severance Policy (“2005 Executive Policy”), effective as of August 18, 2005, is currently applicable solely to the CEO and CFO. The 2005 Executive Policy was amended on December 7, 2007 to comply with Internal Revenue Code Section 409A. Pursuant to these employment agreements and the 2005 Executive Policy, if such executive’s employment is terminated following a change of control (other than termination by the Company for cause or by reason of death or disability) or if such executive terminates his employment in certain circumstances defined in the agreement or plan which constitute “good reason,” in addition to the benefits listed under the heading “Payments Made Upon Termination”:
     The CEO and the CFO will each receive:
•	a base salary up to the date of termination;

•	a lump sum severance payment of 2.99 times the sum of (1) the executive’s annual base salary calculated using the annual salary rate in effect at the time of termination and (2) any target bonus at the one hundred percent level for which the executive is eligible for the fiscal year in which the termination occurs;

•	a lump sum amount representing a pro rata share of the bonus opportunity up to the date of termination at the then projected year-end rate of payout, in an amount, if any, as determined by the Compensation Committee in its sole discretion;

•	eligibility to receive outplacement services the duration and costs for which shall be determined by the then prevailing practice of the Human Resources Department and, in no event, shall exceed a cost to the Company of 5% of the base annual salary of the executive;

•	a Gross-Up Payment in an amount equal to the excise tax charged to the NEO as a result of the receipt of any change-of-control payments, provided that if it shall be determined that the executive is entitled to a Gross-Up Payment but the total to be paid does not exceed 110% of the greatest amount (the “Reduced Amount”) that could be paid to the executive such that the receipt of the total would not give rise to any excise tax, then no Gross-Up Payment shall be made and the total payments to the executive in the aggregate shall be reduced to the Reduced Amount; and

•	other benefits consistent with practices for non-executive employees.
The “other benefits,” upon a change of control in 2006 and/or 2007 would be those benefits available to other executives and employees on a non-discriminatory basis pursuant to the 2006 Change of Control Plans described below, including:
•	unexercised in-the-money stock options shall be fully vested and cancelled immediately prior to the Change of Control for cash equal to the excess, if any, of the product of the number of the Company’s shares issuable upon exercise of the respective stock options times the per share cash consideration to be determined by the Board in connection with the Change of Control over the aggregate exercise price of such stock options;

•	all the remaining vesting restrictions with respect to any of the Company’s restricted stock awards issued or issuable pursuant to any of the Company’s stock incentive plans shall expire and the restricted shares shall be treated as the Company’s common shares;

•	the Company will contribute to its 401(k) plan a matching amount for the participants equal to $1.00 for every $2.00 contributed as a 401(k) contribution (other than a 401(k) catch-up contribution) by the participants in the 401(k) plan for the period from January 1 in the calendar year of the Change of Control through the effective date of the Change of Control, less any matching amounts previously contributed to the 401(k) plan for such period, if any, to be credited to the 401(k) plan participants’ accounts according to the terms of the 401(k) plan, up to a total maximum matching contribution for an individual participant’s account that does not exceed the limit authorized by the Internal Revenue Code for such contribution; and

•	the continuation of the Health Benefit Coverages for himself and, where applicable, his eligible dependents for the remainder, if any, of the six-month period following the date of the Change of Control, at a cost to the Executive that is equal to the cost for an active employee for similar coverage.
     Effective November 16, 2006, the Company adopted an Executive Change of Control and Severance Plan (the “2006 Executive Plan”) and also an Employee Change of Control Severance Plan (the “2006 Employee Plan”)

(collectively, the “2006 Change of Control Plans”). Effective December 7, 2007, the Company amended and restated the 2006 Change of Control Plans to comply with Internal Revenue Code Section 409A and to provide that each of these plans shall remain in force and effect until amended or terminated. Notwithstanding the foregoing, the plans may not be amended or terminated to adversely affect the benefits or potential rights to benefits for a period of 12 months following amendment or termination. In the event of a Change of Control during the existence of either of the plans, the term of the plan shall automatically be extended for 12 months following the date of such Change of Control. Pursuant to each of these plans, upon a Change of Control, eligible executives and employees would receive the following:
•	unexercised in-the-money stock options shall be fully vested and cancelled immediately prior to the Change of Control for cash equal to the excess, if any, of the product of the number of the Company’s shares issuable upon exercise of the respective stock options times the per share cash consideration to be determined by the Board in connection with the Change of Control over the aggregate exercise price of such stock options;

•	all the remaining vesting restrictions with respect to any of the Company’s restricted stock awards issued or issuable pursuant to any of the Company’s stock incentive plans shall expire and the restricted shares shall be treated as the Company’s common shares;

•	the Company will contribute to its 401(k) plan a matching amount for the participants equal to $1.00 for every $2.00 contributed as a 401(k) contribution (other than a 401(k) catch-up contribution) by the participants in the 401(k) plan for the period from January 1 in the calendar year of the Change of Control through the effective date of the Change of Control, less any matching amounts previously contributed to the 401(k) plan for such period, if any, to be credited to the 401(k) plan participants’ accounts according to the terms of the 401(k) plan, up to a total maximum matching contribution for an individual participant’s account that does not exceed the limit authorized by the Internal Revenue Code for such contribution;

•	an eligible employee (but not executive) will receive a lump sum cash payment equal to the product of (1) the number of restricted shares of the Company stock that the employee would have received under the Company’s stock plan but did not receive for his or her targeted long-term stock incentive award, if any, for the calendar year in which the Change of Control occurs times (2) the price per share of the Company’s common stock utilized in effecting the Change of Control, prorated by multiplying such amount by the number of full months that have elapsed from January 1 of that calendar year to the effective date of the Change of Control and then dividing by 12;

•	an eligible executive would be eligible to receive a lump sum amount representing a pro rata share of the bonus opportunity up to the date of termination at the then projected year-end rate of payout, in an amount, if any, as determined by the Compensation Committee in its sole discretion (this amount would be payable upon a Change of Control or upon an involuntary termination; and

•	if an eligible executive or an employee incurs an Involuntary Termination upon a Change of Control, such executive or employee would be entitled to Health Benefit Coverages for himself and, where applicable, his eligible dependents for six months following the Change of Control at the then employee rate.
     Pursuant to the 2006 Executive Plan, as amended, if an eligible executive incurred an Involuntary Termination upon a change of control, he or she would also receive:
•	a lump sum severance payment of 2.99 times the executive’s annual base salary (for an involuntary termination prior to a Change of Control, the amount is one year of annual base salary); these payments based on present salaries (at 2.99 times) would be $747,500 for Mr. Wenzel, and $687,700 each for Messrs. Pierret and Gates; and

•	eligibility to receive outplacement services the duration and costs for which shall be determined by the then prevailing practice of the Human Resources Department and, in no event, shall exceed a cost to the Company of 5% of the base annual salary of the executive.

EQUITY COMPENSATION PLAN INFORMATION
     The following table provides information, as of December 31, 2007, regarding the shares of our common stock that may be issued under our existing equity compensation plans.
Equity Compensation Plan Information as of December 31, 2007

Number of
securities
	Number of	Weighted-	remaining available
	securities to be	average exercise	for future issuance
	issued upon	price of	under equity
	exercise of	outstanding	compensation plans
	outstanding	options,	(excluding
	options, warrants	warrants and	securities
	and rights	rights	reflected in column (a))
Plan category	(a)	(b)	(c)
Equity compensation plans approved by security holders	931,589	$43.72	965,122
Equity compensation plans not approved by security holders (1)	—	—	—

Total	931,589	$43.72	965,122

(1)	No equity compensation plans have been adopted without approval by security holders.
DIRECTOR COMPENSATION
General
     The following table discloses the cash, equity awards and other compensation earned, paid or awarded, to each of the Company’s directors during the fiscal year ended 2007. A description of the fees and other awards payable to the company’s directors is set forth below in the section titled “Compensation of Directors.”
DIRECTOR SUMMARY COMPENSATION TABLE

	Fees Earned
	or	Stock	Option	All Other
	Paid in Cash	Awards	Awards	Compensation	Total
Name (1)	($)	($) (2)	($) (3)	($) (4)	($)

Robert A. Bernhard	45,000	56,774	9,538	10,000	$121,312

George R. Christmas	46,500	56,774	9,538	4,000	116,812

B.J. Duplantis	46,750	56,774	9,538	10,000	123,062

Raymond B. Gary	16,000	45,464	9,538	—	71,002

John P. Laborde	39,750	56,774	9,538	—	106,062

Richard A. Pattarozzi	50,750	56,774	9,538	9,150	126,212

Kay G. Priestly	53,750	57,758	—	—	111,508

James H. Stone	—	164,367	188,249	61,652	414,268

David R. Voelker	51,500	56,774	9,538	10,000	127,812

(1)	David H. Welch is not included in this table as he is an officer of the Company and thus receives no compensation for his service as a director. The compensation received by Mr. Welch is shown in the Summary Compensation Table. Mr. Stone died on January 14, 2008, and he was the Chairman of the Board at the time of his death. Mr. Gary died on April 28, 2007.

(2)	The values shown for the stock awards reflect amounts recognized in 2007 for financial reporting purposes under FAS123(R) for restricted stock awards granted during and prior to fiscal 2007. See Note 9 to our audited financial statements included in our Form 10-K for the year ended December 31, 2007 for a complete description of the FAS123(R) valuation, including the assumptions used. The aggregate number of restricted stock awards outstanding at December 31, 2007 is 3,200 shares for Mr. Gary, 10,000 shares for Mr. Stone and 4,800 shares for each of the other directors. During fiscal year 2007, each of Messrs. Bernhard, Christmas, Duplantis, Laborde, Pattarozzi and Voelker and Ms. Priestly received a grant of 1,600 shares of restricted stock. The grant date fair value of each director’s 2007 restricted stock awards as computed in accordance with FAS 123(R) is $54,288.

(3)	The values shown for the option awards reflect amounts recognized in 2007 for financial reporting purposes under FAS123(R) for stock option awards granted during and prior to fiscal 2007. See Note 9 to our audited financial statements included in our Form 10-K for the year ended December 31, 2007 for a complete description of the FAS123(R) valuation, including the assumptions used. The aggregate number of stock option awards outstanding at December 31, 2007 for the directors is as follows: 10,000 shares outstanding for each of Messrs. Laborde, and Pattarozzi, 8,333 shares outstanding for Mr. Bernhard, 5,000 shares outstanding for Mr. Duplantis, 9,701 shares outstanding for Mr. Christmas and 108,000 shares outstanding for Mr. Stone. During fiscal year 2007, the following number of options were forfeited as they expired out-of-the money: 1,667 stock options for Mr. Bernhard and 5,000 stock options for each of Messrs. Duplantis, Gary, Laborde, Pattarozzi and Voelker. During fiscal year 2007, there were no grants of stock option awards to any non-employee directors.

(4)	Other than for Mr. Stone, the perquisites for the directors consisted solely of matching charitable contributions of up $10,000 in the aggregate per calendar year per director to qualified charitable organizations. In 2007, the total matching contributions by the Company for all directors was $43,150 (United Way, Audubon Nature Institute, University of Illinois, Blythedale Children’s Hospital, Marine Corps Heritage Foundation, Aquia Episcopal Church, The National World War II Museum, University of Illinois Foundation, Father Allen Scholarship Fund, and Holy Cross School). Mr. Stone received $46,290 in perquisites in 2007 attributable to the New Orleans office; he was allocated an additional $15,362 in 2007 for rollover perquisites from 2006.
Retainers, Fees and Equity Compensation
     Pursuant to the Company’s 2004 Amended and Restated Stock Incentive Plan (the “2004 Plan”), directors of the Company who are not officers or employees of the Company or any of its subsidiaries (“Nonemployee Directors”) receive, upon the date of their initial appointment to the Board of the Company, a nonqualified stock option to purchase 5,000 shares of common stock or 1,600 shares of restricted stock. Further, as of the date of each annual meeting of the stockholders of the Company, each Nonemployee Director, who has already received his initial option grant as described in the preceding sentence, will receive a nonqualified stock option to purchase 5,000 shares of common stock or will receive 1,600 shares of restricted stock. The Compensation Committee determines whether stock options or restricted stock are granted. Each option will have an exercise price equal to the fair market value of the common stock on the date of grant. The exercise price may be paid in cash, qualified, mature shares of common stock (valued at fair market value at the date of exercise) or by a combination of such means of payment. Generally, the fair market value of a share of common stock on a particular date is equal to the average of the high and low sales prices of the common stock on the New York Stock Exchange on such date.
     Except upon the occurrence of a “Change of Control” (as defined in the 2004 Plan), all options granted to Nonemployee Directors under the 2004 Plan have a maximum term of 10 years and will vest in three equal annual installments beginning on the first anniversary of the date of grant. Grants of restricted shares are subject to forfeiture restrictions lapsing over three years, one-third per year. Upon the occurrence of a Change of Control, each option will be exercisable in full and forfeiture restrictions on restricted shares will lapse.
     Each Nonemployee Director is paid $7,500 each quarter, plus $1,500 for attending each board meeting and $1,500 for attending each committee meeting. Each committee chairman is paid an additional $3,000, except the Audit Committee chairman is paid an additional $5,000. Each Nonemployee Director is also reimbursed for expenses incurred in attending meetings of the Board and committees thereof.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
     Set forth below is a description of certain transactions entered into between the Company and certain of its officers, directors and stockholders. The information below is also disclosed in the Notes to Consolidated Financial Statements in the Annual Report on Form 10-K for the fiscal year ended December 31, 2007.
Policies and Procedures
     Pursuant to the Audit Committee Charter, the Audit Committee adopts policies and procedures governing the review, approval or ratification of transactions with related persons that are reportable under Item 404(a) of Regulation S-K, and reviews for approval or ratification all transactions with related persons reportable under Item 404(a) of Regulation S-K in accordance with such policies and procedures. In accordance with such policies and procedures, each officer and director of the Company must complete a directors and officers questionnaire each year that solicits information concerning transactions with related persons. Additionally, each quarter, the Nominating and Governance Committee asks each director whether any issues have arisen concerning independence, transactions with related persons or conflicts of interest. To the extent that a transaction or a possible transaction with a related person exists, the Audit Committee determines whether the transaction should be permitted and makes its recommendation to the Board for approval.
     The Nominating & Governance Committee Charter provides that the Nominating & Governance Committee periodically reviews all transactions (each, a “Related Person Transaction”) that would require disclosure under Item 404(a) of Regulation S-K of the Securities and Exchange Commission and makes a recommendation to the Board regarding the initial authorization or ratification of any such transaction. In the event that the Board considers ratification of a Related Person Transaction and determines not to so ratify, management makes all reasonable efforts to cancel or annul such transaction. All authorized or ratified Related Person Transactions are disclosed in the Company’s applicable filings as required by the Securities Act of 1933 and the Securities Exchange Act of 1934 and related rules. In determining whether or not to recommend the initial approval or ratification of a Related Person Transaction, the Nominating & Governance Committee considers all of the relevant facts and circumstances available to the Committee, including (if applicable) but not limited to: (1) whether there is an appropriate business justification for the transaction; (2) the benefits that accrue to the Company as a result of the transaction; (3) the terms available to unrelated third parties entering into similar transactions; (4) the impact of the transaction on a director’s independence (in the event the Related Person is a director, an immediate family member of a director or an entity in which a director is a partner, shareholder or executive officer); (5) the availability of other sources for comparable products or services; (6) whether it is a single transaction or a series of ongoing, related transactions; and (7) whether entering into the transaction would be consistent with the Company’s Code of Business Conduct and Ethics.
Transactions
     James H. Stone, a former director, owned up to 7.5% of the working interest in certain wells drilled on Section 19 on the east flank of the Weeks Island Field prior to his death on January 14, 2008. Mr. Stone’s interest was acquired prior to the initial public offering of the Company’s common stock in 1993. In his capacity as a working interest owner, he was required to pay his proportional share of all costs and was entitled to receive his proportional share of revenue. The value of this ownership in 2007 was approximately $27,600. Mr. Stone was the executive chairman of the Board prior to his death and was considered to be part of the management team.
     The son of John P. Laborde, a Class II director, has an interest in several marine service companies that provided services to us during 2007 and 2005 in the amounts of $672 and $1,876, respectively, but no such services were provided to us in 2006. John P. Laborde has no interest in these companies, and although the Board ratified these transactions, this was the sole reason Mr. Laborde was not considered an independent director by the Board.

AUDIT COMMITTEE REPORT
     The Audit Committee’s principal functions are to (1) annually review and reassess the adequacy of its charter; (2) review the engagement of an independent registered public accounting firm, including the firm’s qualifications and independence; (3) review with management and the independent registered public accounting firm the Company’s annual and quarterly financial statements; (4) review with management the Company’s major financial risk exposures; (5) review changes to the Company’s significant auditing and accounting principles and practices; (6) consult with the independent registered public accounting firm regarding the firm’s internal quality-control procedures and the procedures for the Company’s financial reporting processes; (7) review the significant reports prepared by the internal auditor; and (8) assist the Board in monitoring compliance with legal and regulatory requirements.
     The Board has determined that each of the members of the Audit Committee satisfy the standards of independence established under the Securities and Exchange Commission’s rules and regulations and listing standards of the New York Stock Exchange. The Board has further determined that each of the members of the Audit Committee is financially literate and is an “audit committee financial expert” as defined by the rules and regulations of the Securities and Exchange Commission.
     In connection with the Company’s consolidated financial statements for the year ended December 31, 2007, the Audit Committee has:
•	reviewed and discussed the audited consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 with management;

•	approved the appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2008;

•	discussed with the Company’s independent registered public accounting firm, Ernst & Young LLP, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended; and

•	received the written disclosures and the letter from Ernst & Young LLP as required by Independence Standards Board Standard No. 1, and discussed with Ernst & Young LLP its independence from the Company and its management.
     Based on the review and discussions with the Company’s management and independent registered public accounting firm, as set forth above, the Audit Committee recommended to the Company’s Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 for filing with the Securities and Exchange Commission.

Audit Committee,

Kay G. Priestly — Chairman
Robert A. Bernhard
David R. Voelker

ITEM II:
RATIFICATION OF THE APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
     Pursuant to the recommendation of the Audit Committee, the Board appointed Ernst & Young LLP, independent registered public accounting firm, to audit the consolidated financial statements of the Company for the year ending December 31, 2008. The Board recommends that stockholders vote for the ratification of this appointment. Notwithstanding the selection, the Board, in its discretion, may direct the appointment of a new independent registered public accounting firm at any time during the year if the Board believes that the change would be in the best interests of the Company and its stockholders. If the stockholders vote against ratification, the Board will reconsider its selection.
     Ernst & Young LLP has served as the Company’s independent registered public accounting firm and audited the Company’s consolidated financial statements beginning with the fiscal year ended December 31, 2002. The engagement of Ernst & Young LLP has been recommended by the Audit Committee and approved by the Board annually.
     The Company is advised that no member of Ernst & Young LLP has any direct or material indirect financial interest in the Company or, during the past three years, has had any connection with the Company in the capacity of promoter, underwriter, voting trustee, director, officer or employee.
     Set forth below are the aggregate fees billed by Ernst & Young LLP, the independent registered public accounting firm, for each of the last two fiscal years:

	2007	2006
Audit Fees(1)	$477,184	$741,085
Audit-Related Fees(2)	21,544	150,526
Tax Compliance and Consulting Fees(3)	51,675	66,700

Total	$550,403	$958,311

(1)	Audit Fees represent fees for professional services provided in connection with the audit of the Company’s financial statements, attestation work in connection with the Company’s Sarbanes-Oxley Section 404 internal control compliance, review of the Company’s quarterly financial statements and audit services provided in connection with other statutory or regulatory filings.

(2)	Audit-Related Fees primarily represent fees for professional services provided in connection with the audit of the Company’s financial statements of the 401(k) Profit Sharing Plan.

(3)	Tax Compliance and Consulting Fees represent fees for professional services provided in connection with tax return preparation and tax consulting.
     The Company’s Audit Committee does not believe that these services have impacted Ernst & Young LLP’s independence. The Audit Committee has the sole authority to appoint or replace the independent registered public accounting firm (subject, if applicable, to shareholder ratification), and approves all audit engagement fees and terms and all significant non-audit engagements with the independent registered public accounting firm. The Audit Committee has established policies and procedures regarding pre-approval of all services provided by the independent registered public accounting firm. At the beginning of the fiscal year, the Audit Committee pre-approves the engagement of the independent registered public accounting firm to provide audit services based on fee estimates. The Audit Committee also pre-approves proposed audit-related services, tax services and other permissible services, based on specified project and service details, fee estimates, and aggregate fee limits for each service category. The percentage of services that were pre-approved by the Audit Committee was 88%. The Audit Committee receives a report at each meeting on the status of services provided or to be provided by the independent registered public accounting firm and the related fees.
     Ratification of this appointment shall be effective upon receiving the affirmative vote of the holders of a majority of the common stock present or represented by proxy and entitled to vote at the Annual Meeting. In the event the appointment is not ratified, the Board will consider the appointment of a different independent registered public accounting firm.
     A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will be offered the opportunity to make a statement if such representative desires to do so and will be available to respond to appropriate questions from stockholders.
THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” ITEM II TO RATIFY THE SELECTION OF THE
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

ITEM III:
AMENDMENT TO THE BYLAWS TO ELIMINATE
THE CLASSIFIED STRUCTURE OF THE BOARD
     Pursuant to Article III, Section 2 of the Bylaws, the Board is divided into three classes with staggered three-year terms, and not more than one class of directors is elected at any annual meeting of stockholders. For the reasons set forth below, the Board has determined that the Company’s Bylaws should be amended to eliminate over a period of two years the classified structure of the Board set forth in Article III, Section 2 and to provide for the annual election of all directors.
     Article IX of the Bylaws provides, in pertinent part, that no amendment to or repeal of Article III, Section 2 shall be effective without the affirmative vote of (1) a majority of the Board of Directors or (2) holders of outstanding shares of common stock representing 80% or more of the voting power of the outstanding voting securities of the Company. Accordingly, the Board has unanimously voted to recommend this amendment to the stockholders. If the proposed amendment is approved by an affirmative vote of the holders of a majority of the votes of the shares of common stock cast in favor of this Item at the Annual Meeting, the Board will amend Article III, Section 2 as described in more detail below and the classified Board will be fully eliminated in 2010 upon the expiration of the current terms of the Class II directors, while the Class I and Class III directors will stand for re-election annually beginning in 2009. Furthermore, any director chosen as a result of a newly created directorship, or to fill a vacancy on the Board, will hold office until the next annual meeting of stockholders, beginning in 2009, and until his or her successor is elected and qualified. If the proposed amendment to the Bylaws is not approved by an affirmative vote of the holders of a majority of the votes of the shares of common stock cast in favor of this Item at the Annual Meeting, the Board will remain classified, and if elected, the two nominees for director at the Annual Meeting will each serve until the 2011 Annual Meeting and until their successors have been elected and qualified, or until their earlier resignation or removal. All other directors will continue in office for the remainder of their full three-year terms and until their successors are duly elected and qualified. This proposal would not change the present number of directors, nor would it change the Board’s authority to change that number and to fill any vacancies or newly created directorship by resolution of the Board.
     The Nominating and Governance Committee and the full Board have considered the merits of the classified board structure, taking a variety of perspectives into account. While the Board believes that the classified board structure has promoted continuity and stability and reinforced a commitment to a long-term point of view, it believes that the elimination of the classified board structure expands the ability of stockholders to promote director accountability by enabling stockholders to register their views as to specific directors on an annual basis. In addition, the Board believes that the Company should no longer retain the classified board structure because of the negative perception among many potential investors and investor groups concerning staggered boards in general. Therefore, the Board believes it is advisable and in the best interests of the Company and its stockholders to amend the Bylaws and eliminate the classified board structure, thereby permitting the Company’s stockholders to elect all members of the Board annually.
     Article III, Section 2 of the Company’s Bylaws currently provides for a classified board as follows:
Classification of Directors. Effective at the time of the annual meeting of stockholders in 1993, in lieu of electing the whole number of directors annually, the directors shall be divided into three classes, Class I, Class II and Class III, each class to be as nearly equal in number as possible, and the remainder of this Section 2 shall be effective. Each director shall serve for a term ending on the date of the third annual meeting of stockholders following the annual meeting at which such director was elected; provided, however, that each initial director in Class I shall hold office until the first annual meeting of stockholders after his election; each initial director in Class II shall hold office until the second annual meeting of stockholders after his election; and each initial director in Class III shall hold office until the third annual meeting of stockholders after his election. In the event of any increase or decrease in the authorized number of directors, (i) each director then serving as such shall nevertheless continue as a director of the class of which he is a member until the expiration of his current term or until his prior death, retirement, resignation or removal for cause in accordance with the provisions of these bylaws, and (ii) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board among the three classes of directors so as to maintain such classes as nearly equal in number as possible.
     If Item III is approved by an affirmative vote of the holders of a majority of the votes of the shares of common stock cast in favor of this Item at the Annual Meeting, the Board will affirmatively vote to amend the Bylaws, effective as of May 15, 2008, particularly Article III, Section 2, to read as follows:
A. Classification of Directors. Effective at the time of the annual meeting of stockholders in 1993, in lieu of electing the whole number of directors annually, the directors shall be divided into three classes, Class I, Class II and Class III, each class to be as nearly equal in number as possible, and the remainder of this Section 2 shall be effective. Each director shall serve for a term ending on the date of the third annual meeting of stockholders following the annual meeting at which such director was elected; provided, however, that each initial director in Class I shall hold office until the first annual meeting of stockholders after his election; each initial director in Class II shall hold office until the second annual meeting of stockholders after his election; and each initial director in Class III shall hold office until the third annual meeting of stockholders after his election. In the event of any increase or decrease in the authorized number of directors, (i) each director then serving as such shall nevertheless continue as a director of the class of which he is a member until the expiration of his current term or until his prior death, retirement, resignation or removal for cause in accordance with the provisions of these bylaws, and (ii) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board among the three classes of directors so as to maintain such classes as nearly equal in number as possible. Notwithstanding the foregoing, the classes of directors shall be terminated in accordance with paragraph B below entitled “Annual Election of Directors,” and this paragraph A of Section 2 entitled “Classification of Directors” shall cease to have effect immediately prior to the annual meeting of stockholders in 2010.
B. Annual Election of Directors. Effective at the annual meeting of stockholders in 2008, the Class III classification of directors shall terminate; effective at the annual meeting of stockholders in 2009, the Class I classification of directors shall terminate; effective at the annual meeting of stockholders in 2010, the Class II classification of directors shall terminate. Upon termination of each of the three classes of directors, each of the directors whose class has terminated may be elected to serve as a director on an annual basis. Upon termination of all three classes of directors, the whole number of directors shall be elected annually. Each director currently serving as such shall nevertheless continue as a director of the class of which he is a member until the expiration of his current term or until his prior death, retirement, resignation or removal for cause in accordance with the provisions of these bylaws.
     Section 141(d) of the Delaware General Corporation Law requires that a corporation desiring to classify its board of directors must expressly provide for such classification in either its certificate of incorporation or its bylaws. The amendment of the current provisions of Article III, Section 2 of the Bylaws relating to the classification of the Board is intended to eliminate in 2010 the classified structure of the Board in the Bylaws.
THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” ITEM III TO AMEND THE BYLAWS TO ELIMINATE OVER A PERIOD OF TWO YEARS THE CLASSIFIED STRUCTURE OF THE BOARD.

OTHER MATTERS FOR 2008 ANNUAL MEETING
     The Board does not know of any other matters that are to be presented for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof, it is intended that the enclosed proxy will be voted in accordance with the judgment of the proxy holders.
STOCKHOLDER COMMUNICATIONS WITH DIRECTORS
     If any stockholder or third party has a complaint or concern regarding accounting, internal accounting controls or auditing matters at the Company, they should send their complaint in writing to Ms. Priestly, the Chairperson of the Audit Committee at the Company’s principal executive offices. If any stockholder or third party has a concern about the Company or otherwise wishes to communicate with the Board, they should send their communication in writing to the Chairman at the Company’s principal executive offices. If any stockholder or any other interested party wishes to communicate with a non-management director or with the Presiding Director, the stockholder or interested party should send the communication in writing to Mr. Duplantis, the Presiding Director of the non-management directors, at the Company’s principal executive offices.
     A stockholder, who wishes to communicate directly with the Board, a committee of the Board or with an individual director, should send the communication to:
Board of Directors [or committee name or
Director’s name, as appropriate]
Stone Energy Corporation
625 E. Kaliste Saloom Road
Lafayette, Louisiana 70508
     The Company will forward all stockholder correspondence about the Company directly to the committee or individual director, as appropriate.
     A majority of the independent directors approved the Company’s process for collecting and organizing stockholder communications to the Board.
STOCKHOLDER PROPOSALS FOR 2009 ANNUAL MEETING
     Any stockholder who wishes to submit a proposal for inclusion in the proxy material and for presentation at the Company’s 2009 Annual Meeting of Stockholders may do so by following the procedures set forth in Rule 14a-8 under the Securities Exchange Act of 1934. In general, stockholder proposals should be received by the Secretary of the Company at Stone Energy Corporation, 625 E. Kaliste Saloom Road, Lafayette, Louisiana 70508, no later than December 10, 2008.
     In addition to the requirements of Rule 14a-8, and as more specifically provided in the Company’s Bylaws, in order for a proposal of business to be properly brought before the 2009 Annual Meeting of Stockholders, it must be specified in a notice given by a stockholder entitled to vote at the meeting and who complies with the notice procedures set forth in Article II, Section 13 of the Company’s Bylaws. Detailed information for submitting stockholder proposals is available upon written request to the Company’s Secretary at the address listed above.
     Please see “Corporate Governance — Consideration of Director Nominees” for information regarding the submission of director nominees by stockholders.

HOUSEHOLDING
     The Securities and Exchange Commission proxy rules permit companies and intermediaries, such as brokers and banks, to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement to those stockholders. This method of delivery, often referred to as “householding,” helps to reduce the amount of duplicate information that stockholders receive and lowers printing and mailing costs for companies.
     We are householding proxy materials for stockholders of record in connection with the Annual Meeting unless otherwise notified. We have been notified that certain intermediaries may household proxy materials as well. If you hold your shares of common stock through a broker or bank that has determined to household proxy materials:
•	Only one proxy statement and one Annual Report to Stockholders will be delivered to multiple stockholders sharing an address unless you notify your broker or bank to the contrary; and

•	We will promptly deliver you a separate copy of the proxy statement and Annual Report to Stockholders for the 2008 Annual Meeting and for future meetings if you so request by calling us at (337) 237-0410 or by writing to the Company’s Secretary at Stone Energy Corporation, 625 E. Kaliste Saloom Road, Lafayette, Louisiana 70508 or you can contact your bank or broker to make a similar request.
     Please contact us or your bank or broker directly if you have questions or wish to revoke your decision to household and thereby receive multiple copies. You should also contact us or your bank or broker if you wish to institute householding. These options are available to you at any time.

The Board of Directors recommends stockholders vote FOR each of the nominees for director, FOR ratification of appointment of the independent registered public accounting firm, and FOR approval of amendment to the Bylaws to eliminate the classified structure of the Board.
Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

Item I.	ELECTION OF DIRECTORS:			Nominees: 01	Robert A. Bernhard
				02	David H. Welch
		WITHHELD	FOR ALL
	FOR	FOR ALL	EXCEPT*
	☐	☐	☐
*Instructions: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name.

Item II.	RATIFICATION OF APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, ERNST & YOUNG LLP	FOR ☐	AGAINST ☐	ABSTAIN ☐
		FOR	AGAINST	ABSTAIN
Item III.	APPROVAL OF AMENDMENT TO THE BYLAWS TO ELIMINATE THE CLASSIFIED STRUCTURE OF THE BOARD	☐	☐	☐

I PLAN TO ATTEND THE MEETING If you check the box to the right, an admission card will be sent to you.	☐

All as more particularly described in the accompanying Proxy Statement relating to such meeting, receipt of which is hereby acknowledged.

(Signature)

(Signature)

Dated (mm/dd/yyyy):

NOTE: Please sign exactly as your name appears hereon, joint owners must each sign. When signing as attorney, executor, administrator, corporate officer, trustee or guardian, please give full title as such.

▲  FOLD AND DETACH HERE  ▲
WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING.
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.
Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET
http://www.proxyvoting.com/sgy
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.
OR

TELEPHONE
1-866-540-5760
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect®at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.
The Notice of Annual Meeting of Stockholders, the Proxy Statement for the 2008 Annual Meeting of Stockholders, the 2007 Annual Report to Stockholders and the Annual Report on Form 10-K for the fiscal year ended December 31, 2007 of Stone Energy Corporation are available at http://bnymellon.mobular.net/bnymellon/sgy

STONE ENERGY CORPORATION
PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
MAY 15, 2008
THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS OF STONE ENERGY CORPORATION
     The undersigned stockholder of Stone Energy Corporation, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement and hereby appoints Richard A. Pattarozzi, David H. Welch and B. J. Duplantis, and each of them, attorneys and proxies for the undersigned, with full power of substitution, to vote all shares of Stone Energy Corporation common stock that the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Stone Energy Corporation, on May 15, 2008 at 10:00 a.m., Central Time, in New Orleans, Louisiana, or at any adjournment or postponement thereof, upon the matters set forth below and described in the accompanying Proxy Statement and upon such other business as may properly come before the meeting or any adjournment or postponement thereof.
     Please vote, date and sign this proxy card on the reverse side and return promptly in the enclosed envelope or submit your proxy by following the telephone or Internet voting instructions provided on the reverse side.
     This proxy will be voted as directed or, if no contrary direction is indicated, will be voted FOR Items I, II and III, and as the proxies deem appropriate on such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof.
     The undersigned hereby revokes all proxies previously given by the undersigned to vote at the Annual Meeting or any adjournment or postponement thereof.
     (Continued and to be signed on reverse side)

Address Change/Comments (Mark the corresponding box on the reverse side)

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